                                                                   EXHIBIT 10.06


           AGREEMENT FOR EXCHANGE AND PURCHASE AND ESCROW INSTRUCTIONS
                               SEPTEMBER 22, 1998

                                 BY AND BETWEEN
                              SYMANTEC CORPORATION
                                 WITH RESPECT TO
                                      CCC5
                                       AND
                                       WHQ

                                       AND

                             TST DEVELOPMENT, L.L.C.
                                 WITH RESPECT TO
                                      CCC2


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

ARTICLE 1 BASIC INFORMATION...........................................................4
ARTICLE 2 AGREEMENT TERMS.............................................................6
   2.1. Definitions...................................................................6
   2.2. Specific Terms................................................................6
   2.3. Notices......................................................................12
   2.4. Schedules....................................................................13
ARTICLE 3 OWNERSHIP OF PROPERTIES....................................................13
   3.1. CCC5 and WHQ.................................................................13
   3.2. CCC2.........................................................................13
   3.3. Symantec Right to Assign or Designate........................................14
   3.4. TST Right to Assign or Designate.............................................14
ARTICLE 4 PURCHASE AND SALE..........................................................14
   4.1. Exchange and Purchase........................................................14
   4.2. Consideration................................................................14
ARTICLE 5 CONTINGENCIES..............................................................16
   5.1. Effect of Conditions Generally...............................................16
   5.2. Conditions Applicable to Both Parties........................................17
   5.3. Conditions for the Benefit of Symantec.......................................20
   5.4. Conditions for the Benefit of TST............................................23
   5.5. Conditions of Deposit Refunds................................................25
   5.6. Schedule 3 Closing Conditions................................................25
ARTICLE 6 REPRESENTATIONS AND WARRANTIES.............................................25
   6.1. TST and Symantec Representations and Warranties..............................25
   6.2. Additional Representations and Warranties....................................25
   6.4. Survivability................................................................27
ARTICLE 7 COVENANTS..................................................................28
   7.1. Inspection Rights............................................................28
   7.2. Discoveries..................................................................28
   7.3. Operation of the Projects....................................................29
   7.4. Other Covenants..............................................................30
   7.5. Leasing and Tenant Improvements..............................................31
ARTICLE 8 ESCROW AND DEFAULT.........................................................31
   8.1. Agreement to Constitute Escrow Instructions..................................31
   8.2. Opening of Escrow............................................................31
   8.3. Closing......................................................................31
   8.4. Specific Escrow Instructions.................................................32
   8.5. Default by TST As to CCC5....................................................32
   8.6. Default by TST As to WHQ.....................................................33
   8.7. Default by SYMANTEC..........................................................34
   8.8. Non-Default Termination......................................................35
   8.9. Specific Performance.........................................................35
ARTICLE 9 MISCELLANEOUS PROVISIONS...................................................35
   9.1. Miscellaneous Provisions.....................................................35
   9.2. Incorporation of Exhibits....................................................35
   9.3. Right of First Refusal and Right of First Offer..............................35
ARTICLE 10 LOSS OR CONDEMNATION PRIOR TO CLOSING.....................................37

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

   10.1.  Loss Does Not Exceed Materiality Limit.....................................38
   10.2.  Loss Exceeds Materiality Limit.............................................38
Schedule 1 DEFINITIONS...............................................................41
Schedule 2 REPRESENTATIONS AND WARRANTIES............................................43
Schedule 2A EXCEPTIONS TO SYMANTEC'S REPRESENTATIONS AND WARRANTIES..................49
Schedule 2B EXCEPTIONS TO TST'S REPRESENTATIONS AND WARRANTIES.......................51
Schedule 3 SPECIFIC ESCROW INSTRUCTIONS..............................................53
Schedule 4 MISCELLANEOUS PROVISIONS..................................................57
Schedule A to  Assignment and Assumption of Leases Rent Roll [CCC5]..................80
Schedule A to Assignment and Assumption of Obligations...............................83
Schedule B to  Assignment and Assumption of Obligations..............................84
Exhibit A To:  Symantec Corporation..................................................89


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                                    ARTICLE 1
                                BASIC INFORMATION

This AGREEMENT FOR EXCHANGE AND PURCHASE AND ESCROW INSTRUCTIONS is made as of September 22, 1998 by and between SYMANTEC CORPORATION, a Delaware corporation ("Symantec") and TST DEVELOPMENT, L.L.C., a Delaware limited liability company ("TST") with regard to the Real Property defined in Section 2.2.27.1 below as "CCC5", "CCC2" and "WHQ". As used herein, the term "Party" shall refer to either Symantec or TST as applicable, and the term "Parties" shall refer to both Symantec and TST.

The transaction contemplated by this Agreement is an exchange at equivalent value of CCC5 for CCC2 and a purchase by TST of WHQ all upon the terms and conditions herein set forth.

The following Basic Information is set forth for convenience. The Basic Information is qualified in all respects by the applicable provisions of this Agreement, and if there is a conflict between the Basic Information and the provisions of this Agreement, the provisions of this Agreement shall control.


ITEM                    CCC5                  CCC2                  WHQ
----                    ----                  ----                  ---
Exchange                Fee title to CCC2     Fee title to CCC5     $17,500,000
Value/Purchase Price

Closing Date Earliest   30 days after         Concurrent with CCC5  After 180 days
                        notice from TST                             notice from
                        given after end of                          Symantec given
                        Feasibility Period,                         after end of
                        but not prior to                            Feasibility Period
                        Substantial                                 but not prior to
                        Completion                                  Closing of
                                                                    CCC5/CCC2 exchange

Closing Date Latest     Later of February     Concurrently with     November 1, 1999
                        1, 1999 and 30 days   Closing for CCC5
                        following
                        Substantial
                        Completion but in
                        no event later than
                        March 1, 1999

Days in Feasibility     45                    45                    45
Period

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
Initial Deposit         $50,000               $50,000               $50,000

Additional Deposit      $200,000              $200,000              $950,000
First

Time for Additional     End of Feasibility    End of Feasibility    On or before the
Deposit First           Period                Period                First Closing



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                                    ARTICLE 2
                                 AGREEMENT TERMS

2.1. DEFINITIONS. For purposes of this Agreement, terms set forth in quotes in
Section 2.2 and Schedule "1" attached, shall have the meanings indicated therein.

2.2.    SPECIFIC TERMS.

   2.2.1.  "AGREEMENT DATE".  September 22, 1998

   2.2.2.  "APPLE COMPUTER".  The sole tenant and occupant of CCC2.

   2.2.3.  "BROKER-SYMANTEC".  Symantec's Broker is Cooper/Brady CRESA.

   2.2.4.  "BROKER-TST".  None.

   2.2.5. "BUILDING CCC5". The four story office building with three and one-half stories of underground parking.

   2.2.6. "BUILDING CCC5 PRELIMINARY ACCEPTANCE". TST's preliminary acceptance of Building CCC5 following Substantial Completion of Building CCC5 pursuant to Section 5.3.2.1.1.

   2.2.7. "BUILDING CCC5 ARCHITECT". The architectural firm of Hellmuth, Obata & Kassabaum, Inc. ("HOK").

   2.2.8. "BUILDING CCC5 ARCHITECTURAL CONTRACT". That certain Agreement between Symantec Corporation and HOK made as of June 1 1996, as amended, including those amendments and change orders listed on Exhibit E.

   2.2.9. "BUILDING CCC5 FINAL COMPLETION". Building CCC5 Final Completion shall have occurred when the Building CCC5 General Contract has been fully performed in accordance with Building CCC5 Plans, all the "Work" (as defined in the Building CCC5 General Contract) has been completed, the City has issued for Building CCC5 a "Certificate of Occupancy" or a "Temporary Certificate of Occupancy" (with a Certificate of Occupancy to be issued upon the satisfaction of specified conditions acceptable to TST), all subcontractors and material suppliers have been paid (or, in the event of a dispute over such payment, an appropriate bond has been posted or funds set aside for payment to such subcontractors and material suppliers when such dispute is finally resolved), a final "Certificate of Payment" (as defined in
   Section 9.10 of the General Conditions to the Building CCC5 General Contract) has been issued by the Building CCC5 Architect, and copies of those final waivers and releases of mechanics liens then having been obtained by Symantec from subcontractors and material suppliers are furnished to TST.


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   2.2.10. "BUILDING CCC5 GENERAL CONTRACT". That certain Agreement between
   Symantec Corporation and Webcor Builders made as of May 5, 1997, as amended, including those amendments and change orders listed on Exhibit O.

   2.2.11. "BUILDING CCC5 CONTRACTOR".  Webcor Builders.

   2.2.12. BUILDING CCC5 PLANS". The plans and specifications for Building CCC5 prepared by Hellmuth, Obata & Kassabaum, Inc. ("HOK") together with those prepared by other architects (including landscape architects), engineers or design-build subcontractors, all as described in Exhibit E.

   2.2.13. "CCC1" That certain property owned by Sumitomo and leased by Symantec consisting of land and a four story office building located at 20300 Stevens Creek Boulevard, Cupertino, California, and known as "Cupertino City Center One".

   2.2.14. "CERTIFICATE OF SUBSTANTIAL COMPLETION". The modified AIA Document G704 "Certificate of Substantial Completion" signed by an authorized officer of the Building CCC5 Architect and the Building CCC5 Contractor in the form attached as Exhibit N together with the list of items to be completed or corrected by the Building CCC5 Contractor as attached to such Certificate of Substantial Completion (the "Punchlist").

   2.2.15. "CITY".  City of Cupertino

   2.2.16. "CLOSINGS". Two Closings are contemplated pursuant to this Agreement. At the "First Closing" CCC5 will be exchanged for CCC2. At the "Second Closing" TST will acquire WHQ in consideration for paying the WHQ Purchase Price.

   2.2.17. "CLOSING INSTRUCTIONS". Those written instructions to be given by TST and Symantec to Escrow Holder in order to facilitate the Closing. Unless both TST and Symantec agree to Closing Instructions which differ from the provisions of this Agreement, each of TST and Symantec agree to deliver Closing Instructions consistent in all material respects with the provisions of this Agreement.

   2.2.18. "CLOSING STATEMENT". Statements to be prepared by Escrow Holder based upon this Agreement at or about the time for each Closing that details that manner in which funds are to be debited and credited to TST and Symantec as of the Closing Date.

   2.2.19. "COUNTY".  Santa Clara County, California.

   2.2.20. "DEPOSITS".  The Deposits shall consist of the following:

      2.2.20.1. CCC5 AND CCC2 EXCHANGE. The following Deposits shall be made with respect to the CCC5, CCC2 Exchange:

         2.2.20.1.1 "INITIAL DEPOSIT CCC5 AND CCC2". An initial amount of Fifty Thousand Dollars ($50,000) with respect to CCC5 shall be paid by TST and


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         Fifty Thousand Dollars ($50,000) shall be paid with respect to
         CCC2 by Symantec, both Initial Deposits to be paid to Escrow Holder as provided in Section 4.2.1.1.

         2.2.20.1.2 "ADDITIONAL DEPOSIT FIRST CCC5 AND CCC2" If each of TST and Symantec deliver an Election to Proceed at the end of the Feasibility Period, then the Initial Deposit CCC5 and CCC2 shall be increased by Symantec depositing an additional Two Hundred Thousand Dollars ($200,000) with respect to CCC2, and by TST depositing an additional Two Hundred Thousand Dollars ($200,000) with respect to CCC5.

      2.2.20.2. WHQ PURCHASE. The following Deposits shall be made with respect to the WHQ purchase:

         2.2.20.2.1 "INITIAL DEPOSIT WHQ". An initial amount of Fifty Thousand Dollars US ($50,000) to be paid to Escrow Holder as provided in Section 4.2.2.1;

         2.2.20.2.2 "ADDITIONAL DEPOSIT FIRST WHQ". The Deposit shall be increased by an additional Nine Hundred Fifty Thousand Dollars US ($950,000) not later than the First Closing. The Additional Deposit First WHQ shall be in the form of cash or an irrevocable standby letter of credit, issued by a commercial bank and otherwise in form reasonably acceptable to Symantec (the "Letter of Credit").

      2.2.20.3. "ADDITIONAL DEPOSIT". Any Additional Deposit First may be referred to herein as an "Additional Deposit".

   2.2.21. "DESIGNATED REPRESENTATIVES". Those persons, if any, identified in this Section 2.2.21 as being the "Designated Representatives TST" or the "Designated Representatives Symantec." If any persons are identified as Designated Representatives, such persons are appointed by TST or Symantec, as the case may be, to assist in the implementation of the Agreement. The Designated Representatives shall have NO AUTHORITY to modify this Agreement or otherwise make binding commitments on behalf of either TST or Symantec. The Designated Representatives may be changed from time to time by notice from the Party designating such representatives given to the other Party.

      2.2.21.1. "SYMANTEC'S DESIGNATED REPRESENTATIVES". Shall refer to the following persons: Marcia Cohen, John Sorci.

      2.2.21.2. "TST'S DESIGNATED REPRESENTATIVES". Shall refer to the following persons: Thomas M. Shapiro, Ezra Mersey.

   2.2.22. "ESCROW".  The following Escrows opened or to be opened with Escrow
   Holder:


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        2.2.22.1. "ESCROW EXCHANGE". The Escrow opened for the exchange of CCC5 and CCC2 under Escrow Number: ***EscrowNumberExchange***; and

        2.2.22.2. "ESCROW WHQ". The Escrow opened for the sale of WHQ under Escrow Number: ***EscrowNumberProp3***.

2.2.23. "ESCROW HOLDER". First American Title Guaranty Company, 1737 N. First Street., San Jose, CA 95112, Attention: ***EscrowHolderEscrowOfficer***.

2.2.24. "FEASIBILITY PERIOD". The period beginning on the Agreement Date and terminating at 5:00 p.m. Pacific Time on the forty-fifth (45th) day from and after the Agreement Date.

2.2.25. "MATERIALITY LIMIT". The amount of loss to the Projects resulting from casualty or condemnation above which either of the Parties shall have a right to terminate this Agreement pursuant to ARTICLE 10. TST may terminate if there is a loss to CCC5 in an amount which is greater than $1,000,000 or a loss to WHQ in an amount which is greater than $500,000 which occurs prior to the First Closing. Symantec may terminate this Agreement if there is a loss to CCC2 in an amount greater than $1,000,000. TST may terminate this Agreement as to WHQ only if there is a loss to WHQ following the First Closing and prior to the Second Closing in an amount greater than $500,000.

2.2.26. "PROJECT". One of the three (3) properties which are the subject of this Agreement each as more particularly described in the definition of "Property" below.

2.2.27. "PROPERTY". The property which is the subject of this Agreement and which Symantec agrees to sell and exchange and TST agrees to purchase and exchange is the following (each, a "Property"):

        2.2.27.1. REAL PROPERTY. That certain real property consisting of the following Projects:

                2.2.27.1.1 CCC5. CCC5 consisting of land together with a four story office building with three and one-half stories of underground parking containing approximately 142,691 gross square feet of building area more or less and located at 10200
                S. De Anza Blvd, City of Cupertino, California on the parcel more particularly descirbed in Exhibit A-1 ("CCC5");

                2.2.27.1.2 CCC2. CCC2 consisting of land together with a four story office building containing approximately 138,805 gross square feet of building are more or less and located at 20330 Stevens Creek Blvd., City of Cupertino, California on the parcel more particularly described in Exhibit A-2 ("CCC2");

                2.2.27.1.3 WHQ. WHQ consisting of land together with a three story office building with surface parking containing approximately 91,000 gross square feet of building area more or less and located at 10201 Torre Avenue, City of


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                Cupertino, California on the parcel more particularly described in Exhibit A-3 ("WHQ")

        together with all rights, privileges, easements and appurtenances to the land, including without limitation, all easements, rights-of-way, and other appurtenances and hereditaments pertaining to the land or used or connected with the beneficial use or enjoyments of the land that are owned by the owner of each Property (collectively, the "Real Property").

        2.2.27.2. LEASES. All leases or other agreements (if any) relating to the occupancy of any portion of any of the Projects (it being understood that as of the Agreement Date there are no space leases with respect to the Property other than the Apple Lease).

        2.2.27.3. INTANGIBLE PROPERTY. All intangible property used or useful in connection with the Real Property or the Leases, including, without limitation, all trademarks, tradenames, contract rights, guarantees, licenses, permits, approvals, warranties, and building names (collectively, the "Intangible Property");

        2.2.27.4. SERVICE CONTRACTS. All service contracts, maintenance agreements and operating agreements (if any) respecting the operation and maintenance of the Property (collectively, the "Service Contracts"); and

   2.2.28. "PROPERTY DOCUMENTS". All architectural drawings and plans, documents, records, reports (including, without limitation, environmental), surveys, maps, engineering studies, grading plans, governmental approvals, Leases, contracts or agreements with any public or private party and other documentary information which relates to the use, occupancy, operation or condition of the Property or to the Intangible Property, including without limitation documentary information in a Party's possession or control which concerns or relates to the matters described in subsections (a) and (b) of
   Section 2.02 of Schedule "2", provided that in no event shall the Property Documents be deemed to include any appraisals or valuation reports, any projections or proformas or any other internally generated documents respecting the value or project cash flows or operating income of the Property. A list of those Property Documents as to which copies thereof have been delivered to either Party or made available for either Party's inspection as of the Agreement Date is attached hereto as Exhibit G.

   2.2.29. "WHQ PURCHASE PRICE". Seventeen Million Five Hundred Thousand Dollars US ($17,500,000).

   2.2.30. "WHQ EXTERIOR LIGHTING CONTRACT". That certain purchase order for specified exterior lighting work with Schwartz and Lindheim.

   2.2.31. "SCHEDULED CLOSING DATE". The dates scheduled for the First Closing and the Second Closing as follows:


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      2.2.31.1. FIRST CLOSING SCHEDULED DATE. The scheduled date for the First
      Closing shall be not less than thirty (30) days following notice from TST given after the end of the Feasibility Period to Symantec and Escrowholder specifying a date for the First Closing, which date shall in no event (i) be earlier than Substantial Completion of Building CCC5 nor (ii) be later than February 1, 1999, unless the date of Substantial Completion has not occurred by January 1, 1999, in which event, such February 1, 1999 date shall be extended one day for each day the date of Substantial Completion is delayed beyond January 1, 1999 up to a maximum of thirty-one (31) days, but no matter what the reason for delay, if the First Closing has not occurred on or before March 1, 1999, either party may terminate this Agreement.

      2.2.31.2. SECOND CLOSING SCHEDULED DATE. The scheduled closing date for the Second Closing shall be not less than 180 days following notice from Symantec given after the end of the Feasibility Period to TST and Escrowholder specifying a date for the Second Closing, which date shall in no event be later than November 1, 1999, nor earlier than one hundred eighty (180) days following the First Closing.

   2.2.32. "PROPERTY OWNERS". The following parties are, as of the Agreement Date, the record title holders with respect to the properties identified to each specific Property Owner below, but all of such Property Owners shall be referred to collectively herein as "Property Owners":

      2.2.32.1. CCC5. Sumitomo Bank Leasing and Finance, Inc., a Delaware corporation ("Sumitomo");

      2.2.32.2. CCC2. The Travelers Insurance Company, a Connecticut corporation ("Travelers");

      2.2.32.3. WHQ  Sumitomo.

   2.2.33. "SYMANTEC AFFILIATE". Any person or entity that directly or indirectly controls Symantec and any person or entity that is directly or indirectly controlled by any such person or entity.

   2.2.34. "TST AFFILIATE". Any person or entity that directly or indirectly controls TST or is under common control with TST and any person or entity that is directly or indirectly controlled by or is under common control with any such person or entity.

   2.2.35. "SUBSTANTIAL COMPLETION OF BUILDING CCC5". Substantial Completion of Building CCC5 shall have the meaning as set forth in Section 9.8 of the General Conditions to the Building CCC5 General Contract and shall be deemed to have occurred as of the date of "Substantial Completion" established in the Certificate of Substantial Completion.

   2.2.36. "TITLE INSURER".  First American Title Insurance Company.

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   2.2.37. "TITLE INSURANCE AMOUNT". The Title Policy for CCC5 shall be issued in the amount shown on the CCC5 Title Pro Forma, for CCC2 shall be issued in the amount shown on the CCC2 Title Pro Forma, and for WHQ shall be issued in the amount of $17,500,000.

   2.2.38. "TITLE PRO FORMA". The Pro Forma Title Insurance Policies for each Project issued by the Title Insurer and more particularly identified by Project and specifying the form of title policy, the condition of title, and such endorsements as each Party shall require at the Closing with respect to each Property as follows:

        2.2.38.1. CCC5 TITLE PRO FORMA. The Pro Forma Policy prepared by Title Insurer as specified in the Election to Proceed with respect to CCC5;

        2.2.38.2. CCC2 TITLE PRO FORMA. The Pro Forma Policy prepared by Title Insurer as specified in the Election to Proceed with respect to CCC2.

        2.2.38.3. WHQ TITLE PRO FORMA. The Pro Forma Policy prepared by Title Insurer as specified in the Election to Proceed with respect to WHQ.

   2.2.39. "TRANSFEREE PARTY". The Party that will be the grantee at the Closing with respect to a particular Property.

   2.2.40. "TRANSFEROR PARTY". The Party that will be the grantor at the Closing with respect to a particular Property.

2.3. NOTICES. All notices requests, demands and other communication given or required to be given hereunder shall be in writing, duly addressed to the parties and pursuant to Section 4.03 of Schedule 4 as follows:

   2.3.1.  TST.  If to TST at:

                          TST Development, L.L.C.
                          c/o Tishman Speyer Properties, L.P.
                          520 Madison Avenue
                          New York, New York 10022
                          Attention:  Thomas M. Shapiro
                          Telephone:  212-715-0389
                          Facsimile:    212-588-1895

   2.3.2.  COPY TO:  With a copy to:

                          Tishman Speyer Properties, L.P.
                          520 Madison Avenue
                          New York, NY 10022
                          Attention:  General Counsel
                          Telephone: 212-715-0338
                          Facsimile:  212-935-8239


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                          Greene Radovsky Maloney & Share LLP
                          Four Embarcadero Center, Suite 4000
                          San Francisco, CA  94111
                          Attention:  Thomas M. Feldstein

                          Telephone:  (415) 248-1517
                          Facsimile:    (415) 777-4961

   2.3.3.  SYMANTEC.  If to Symantec at:

                      10201 Torre Avenue
                      City of Cupertino, California 95014-9600
                      Attention:    John Sorci, Sr. Director-Logistics and
                                    Operations
                      Telephone:    (408) 481-4004
                      Facsimile:    (408) 524-0329

                      With a copy to:

                      Symantec Corporation.
                      10201 Torre Avenue
                      City of Cupertino, California 95014-9600
                      Attention:  General Counsel
                      Telephone:    (408) 253-9600
                      Facsimile:    (408) 252-5101

2.4.    SCHEDULES.

   2.4.1.  SCHEDULE 1.  Definitions

   2.4.2.  SCHEDULE 2.  Representations and Warranties

   2.4.3.  SCHEDULE 3.  Specific Escrow Instructions

   2.4.4.  SCHEDULE 4.  Miscellaneous Provisions

                                    ARTICLE 3
                             OWNERSHIP OF PROPERTIES

3.1. CCC5 AND WHQ. Pursuant to various agreements, CCC5 and WHQ are currently owned by the Sumitomo Bank Leasing and Finance, Inc. Symantec has control over such Properties pursuant to such agreements. Symantec agrees to cause Sumitomo Bank Leasing and Finance, Inc. to cooperate in the fulfillment of such provisions hereof that require the execution or participation of the owner of the fee title to such Properties.

3.2. CCC2. CCC2 is currently owned by Travelers. TST (or a TST Affiliate) has the contractual right to acquire CCC2 pursuant to an agreement with Travelers and shall either complete such acquisition prior to the First Closing or otherwise cause Travelers to directly deed CCC2 to Symantec or its designee at the First Closing. TST agrees to use its commercially reasonable efforts to obtain the cooperation of Travelers in the

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fulfillment of such provisions hereof that require the execution or participation of the owner of the fee title to such Properties.

3.3. SYMANTEC RIGHT TO ASSIGN OR DESIGNATE. Symantec shall have the right at any time and without the consent of TST, to assign all or part of this Agreement with respect to the acquisition of CCC2 to another party; provided, however, that no such assignment shall relieve Symantec of any of its obligations under this Agreement.

3.4. TST RIGHT TO ASSIGN OR DESIGNATE. TST shall have the right at any time and without the consent of Symantec, to assign all or part of this Agreement with respect to the acquisition of CCC5 and WHQ to another party; provided, however, that no such assignment shall relieve TST of any of its obligations under this Agreement.

                                    ARTICLE 4
                                PURCHASE AND SALE

4.1 EXCHANGE AND PURCHASE. Subject to the terms and conditions contained in this Agreement:

   4.1.1. EXCHANGE OF CCC5 AND CCC2.

   (i) Symantec agrees to cause the entire interest in CCC5 to be transferred to TST (or the party designated by TST) in exchange for the transfer to the party designated by Symantec of the entire interest in CCC2; and

   (ii) TST agrees to cause the entire interest in CCC2 to be transferred to the party designated by Symantec in exchange for the transfer to the party designated by TST of the entire interest in CCC5.

   4.1.2. PURCHASE OF WHQ. Symantec agrees to cause the sale of WHQ to TST (or the party designated by TST) and TST agrees to purchase WHQ from the owner of WHQ.

4.2  CONSIDERATION. The consideration for the Exchange and Purchase described in
Section 4.1 shall be as follows:

   4.2.1. CONSIDERATION FOR EXCHANGE OF CCC5 AND CCC2. As consideration for the Exchange of CCC5 and CCC2, with respect to CCC5, Symantec, and with respect to CCC2, TST, shall cause the following to occur:

      4.2.1.1. INITIAL DEPOSIT CCC5 AND CCC2. Symantec and TST shall pay to Escrow Holder in cash or other immediately available funds the following amounts as the Initial Deposit within five (5) days of the Agreement Date:

      (i)  Symantec shall pay Fifty Thousand Dollars ($50,000); and

      (ii) TST shall pay Fifty Thousand Dollars ($50,000).

      4.2.1.2. ADDITIONAL DEPOSIT CCC5 AND CCC2. Within three (3) business days following confirmation that each Party has delivered its Election to Proceed, the Parties shall pay in cash or other immediately available funds to Escrowholder the following amounts as the Additional Deposit CCC5 and CCC2:

      (i) Symantec shall pay Two Hundred Thousand Dollars ($200,000) with respect to CCC2; and

      (ii) TST shall pay Two Hundred Thousand Dollars ($200,000) with respect to CCC5.

      4.2.1.3. CLOSING. At the Closing for the Exchange of CCC5 and CCC2, the following shall occur:

      (i) Grant Deeds in the form attached as Exhibits B with respect to each Property shall be delivered to the Transferee Party;

      (ii) Such transfers shall be subject to no monetary encumbrances other than a lien for real property taxes not yet due and payable and any owner association assessments; and

      (iii) The Initial Deposits and the Additional Deposits with respect to CCC5 and CCC2 together with any interest earned thereon shall be returned to the Party making such deposits.

   4.2.2. CONSIDERATION FOR WHQ. The Purchase Price for WHQ shall be paid as follows:

      4.2.2.1. DEPOSIT. TST shall pay to Escrow Holder in cash or other immediately available funds the amount of the Initial Deposit WHQ within five (5) days of the Agreement Date. The Deposit shall be further increased by the amount of the Additional Deposit WHQ in the amount of Nine Hundred Fifty Thousand Dollars ($950,000) as provided in Section
      2.2.20.2.2 which shall be made by TST in cash or other immediately available funds or in the form of the Letter of Credit delivered to Escrowholder not later than the First Closing.

      4.2.2.2. CASH REMAINDER. The remainder of the Purchase Price for WHQ shall be paid in cash or through other immediately available funds through escrow at Closing.

   4.2.3.  INTEREST ON DEPOSITS.

      4.2.3.1. ESCROW HOLDER TO ESTABLISH INTEREST BEARING ACCOUNT. Any portion of the Deposits that will be held by Escrow Holder for more than two (2) days shall be placed by Escrow Holder in an interest bearing account satisfactory to Symantec and TST.

   4.2.4. APPLICATION OF DEPOSIT AT CLOSING OR OTHERWISE. If the Closing of the CCC5/CCC2 exchange occurs, the amount of the Initial Deposit plus the amount of the Additional Deposit together with any interest earned thereon shall be returned to the party depositing the same. If the closing of TST's purchase of WHQ occurs, the amount of the Initial Deposit plus the amount of the Additional Deposit (both with respect to WHQ) together with any interest earned thereon shall be applicable to the Purchase Price for WHQ, or, if the Additional Deposit is in the form of a Letter of Credit, the Letter of Credit shall be returned to TST upon deposit of cash sufficient to complete the payment of the Purchase Price. If a Closing does not occur as a result of the default of either Party, the non-defaulting Party shall be entitled to retain the Deposit together with any interest earned thereon as liquidated damages in accordance with Section 8.5 hereof. If a Closing does not occur other than as a result of default by one of the parties, or if this Agreement terminates other than as a result of default by one of the parties, the Deposits together with any interest earned thereon shall be returned by Escrow Holder to the respective parties making the respective Deposits.

                                    ARTICLE 5
                                  CONTINGENCIES

5.1. EFFECT OF CONDITIONS GENERALLY. The Closings and the parties' obligations with respect to each Property shall be contingent upon the satisfaction (or deemed satisfaction as specifically set forth in each Section herein) or waiver by TST or Symantec of all of the conditions that are expressly stated to be in favor of each as set forth in this Article and the Conditions to Closing as set forth in Schedule "3" hereof, within the time limits specified in each Section of this Article and such Schedule.

   5.1.1. FAILURE OF CONDITIONS. In the event that any such condition is neither satisfied within the time limits specified in each such Section nor waived in writing by the Party specifically stated to be benefited by such Section, such condition shall be deemed to have failed and the Party specifically stated to be benefited by such failed condition, may elect to terminate this Agreement by notice to the other Party and to Escrow Holder given before such failed condition has been satisfied. In the event of any termination pursuant to this Article, TST and Symantec shall be released from their respective obligations to exchange, purchase or sell under this Agreement and shall have no further rights or remedies regarding exchange, purchase or sale against the other as a result of such termination, except for (a) the return to TST of TST's Deposit (if applicable) with interest actually earned thereon pursuant to Section 4.2.3.1 and the payment of 50% of any escrow cancellation fees, and (b) the return to Symantec of Symantec's Deposit (if applicable) with interest actually earned thereon pursuant to Section 4.2.3.1 and the payment of 50% of any escrow cancellation fees. In such event, TST and Symantec shall comply with any requirements reasonably imposed by Escrow Holder to evidence such termination.

   5.1.2. CONDITIONS ARE NOT COVENANTS. Conditions specified in this ARTICLE 5 or in Schedule "3" as being for the benefit of TST or Symantec are NOT also to be considered as "covenants" of TST or Symantec unless such conditions are also listed as either "TST's Covenants" or "Symantec's Covenants" in ARTICLE 5 or in Schedule "3."

5.2. CONDITIONS APPLICABLE TO BOTH PARTIES. The following conditions shall be for the benefit of each Party:

   5.2.1. FEASIBILITY STUDIES. This Agreement is contingent on each Party's approval of any and all investigations, studies or analyses for the Property deemed appropriate by a Party to aid such Party in determining whether to consummate the transaction ("Feasibility Studies"). Either Party may elect in such Party's sole and unreviewable discretion, at any time prior to the end of the Feasibility Period to terminate this Agreement.

   Upon such election to terminate, the Deposit together with interest earned thereon shall be returned to the Party making such Deposit.

   Without limiting the generality of the foregoing, each Party shall have the right to have prepared and to evaluate, both at the requesting Party's sole expense, during the Feasibility Period, including, but not limited to, the following:

      5.2.1.1. LEASES.  The Leases, if any, for each Property;

      5.2.1.2. SITE APPRAISAL.  An appraisal of the Property;

      5.2.1.3. SURVEY. An ALTA survey, and Symantec agrees that as soon as reasonably possible following the Agreement Date, Symantec shall obtain at Symantec's sole cost and expense, and deliver to TST an ALTA "As Built" survey showing the location on the CCC5 Property of Building CCC5;

      5.2.1.4. SITE IMPROVEMENTS. An inspection of any existing site improvements (including, without limitation, location and availability of utilities and a consultant's analysis of the buildings and other improvements on the Property);

      5.2.1.5. ENVIRONMENTAL, SOIL, AND GROUND WATER CONDITIONS. Environmental, soil and groundwater conditions concerning, without limitation, (i) the stability and load bearing capacity of the soil, and (ii) the presence of Hazardous Material on or under the Property or the potential for migration of Hazardous Material onto or under the Property from other property; provided, however, each Party agrees not to perform any drilling without giving the other Party notice at least two (2) business days in advance;

      5.2.1.6. ENTITLEMENTS AND APPROVALS. An analysis of governmental approvals and entitlements for the Projects;

      5.2.1.7. SERVICE CONTRACTS. The Service Contracts, if any, for each Property; and

      5.2.1.8. WITH RESPECT TO CCC2. Without limiting the generality of Section 5.2.1, TST specifically acknowledges that, in addition to the general rights available to both Symantec and TST to terminate this Agreement for any reason prior to the end of the Feasibility Period, Symantec may decline to give its Election to Proceed as to CCC2 unless both of the following have occurred within the Feasibility Period:

         5.2.1.8.1 FINANCING. TST is aware that CCC5 and WHQ are owned by Sumitomo Bank Leasing and Finance, Inc. and leased to Symantec in an "off balance sheet" financing transaction known as a "Synthetic Lease." Symantec intends to utilize a Synthetic Lease financing structure to acquire CCC2 in exchange for CCC5, and commitments satisfactory to Symantec from sources acceptable to Symantec to provide such a structure as of the First Closing shall have been obtained by Symantec prior to the end of the Feasibility Period.

         5.2.1.8.2 APPLE LEASE TERMINATION. CCC2 is currently occupied by Apple Computer as "Tenant" pursuant to a lease (the "Apple Lease") that has an expiration date of October 31, 2000 and a right of renewal for an additional two (2) years. Symantec intends during the Feasibility Period to seek a commitment from Apple Computer pursuant to which commitment Apple Computer agrees to terminate the Apple Lease and vacate CCC2 not later than a date satisfactory to Symantec, and such a commitment in form and content satisfactory to Symantec should have been obtained prior to the end of the Feasibility Period. Symantec covenants and agrees that it shall not have any meetings or discussions with representatives of Apple Computer (nor shall Symantec send Apple Computer any written proposals) without first notifying TST and affording TST the right to be present at such meetings or discussions or to first review and approve (in its sole and absolute discretion) any such written proposals. No agreement between Symantec and Apple Computer shall bind TST or Travelers or otherwise affect Building CCC2, and any such agreement shall be expressly conditioned upon Symantec having acquired CCC2 at the First Closing.

         In the event a termination agreement is reached with Apple that is conditioned upon a termination payment being made to Apple, Symantec and TST agree to contribute at the First Closing up to Two Hundred Thousand Dollars ($200,000) each toward such termination payment.

   5.2.2.  CONDITION OF TITLE.

      5.2.2.1. TITLE REVIEW; RESPONSIBILITY OF EACH PARTY. The Parties agree that all matters regarding title with respect to all Properties shall be resolved during the Feasibility Period. Each Party shall be responsible for evaluating the condition of title for the Property(ies) to be acquired by such Party. The Election to Proceed required to be given pursuant to
      Section 5.2.3 with respect to each Property requires that the Party giving the Election to Proceed identify a Title Pro Forma that such Party will accept as a condition to the Closing for such Property. During the Feasibility Period, each Party shall be responsible for obtaining from the Title Insurer such title information as each Party shall deem appropriate and to obtain the binding commitment of the Title Insurer as to the form of Title Policy including endorsements that the Title Insurer will deliver at Closing which commitment shall only be subject to the effect of encumbrances to title occurring subsequent to the date of such Title Pro Forma.

      5.2.2.2. PROCEDURES FOR TITLE OBJECTIONS.

         5.2.2.2.1 DURING FEASIBILITY PERIOD. During the Feasibility Period, if either Party objects to an exception to title with respect to a Property controlled by the other Party, such objecting Party may identify such title objection and make written request that the other Party cure such title objection. Such other Party may, but shall not be obligated to respond to such request, provided, however, that the Transferor must agree to remove any voluntary monetary liens or encumbrances created or suffered by Transferor. If such title objections are not cured prior to the end of the Feasibility Period, but such other Party has agreed in writing given prior to the end of the Feasibility Period to use its best efforts to cure such title objection prior to the Closing, then the Election to Proceed may be conditioned upon the issuance by the Title Insurer of a Title Policy in the form of the Title Policy Pro Forma subject only to the cure of such title objection as a condition to Closing. If a Party requests that the other Party agree to cure a title objection and such other Party either does not respond to such request prior to the end of the Feasibility Period or declines to cure such title objection, then such Party making such request may either terminate this Agreement with respect to the Property which is the subject of such request or give its Election to Proceed with respect to such Property, in which latter event such requesting Party shall have agreed to accept such Property at the Closing without a cure of such title objection and in accordance with the Title Policy Pro Forma identified in its Election to Proceed.

         5.2.2.2.2 SUBSEQUENT ENCUMBRANCES. If a Title Pro Forma is amended (an "Amendment") to reflect the existence of any exceptions to title arising subsequent to the Feasibility Period with respect to a particular Property, the Transferee Party shall have three (3) business days from the date of Transferee Party's receipt of such Amendment in which to approve, in writing, any such easements, encumbrances, or other exceptions or requirements shown thereon which were not disclosed by the applicable Title Pro Forma or a previous Amendment (the "Additional Encumbrances"). If such Transferee does not approve such Amendment within such three (3) business day period, such Additional Encumbrances shall be deemed disapproved. If such Transferee Party approves the Additional Encumbrances within such time period, then the Additional Encumbrances shall be deemed Permitted Exceptions and the Title Pro Forma identified on Exhibit L for the Property affected shall be deemed amended to incorporate the Amendment. If the Additional Encumbrances are not approved, then, except with respect to monetary liens or encumbrances voluntarily created by the Transferor Party, such Transferor Party shall have the right to terminate this Agreement in accordance with the provisions of the Section hereof entitled "Non Default Termination" unless Transferor Party has elected (i) in the next succeeding sentence. Transferor Party, within three (3) business days after Transferee Party's written or deemed disapproval, shall, in

         Transferor Party's sole discretion: (i) notify Transferee Party in writing that Transferor Party will eliminate the Additional Encumbrances before the Closing; or (ii) notify Transferee Party that unless Transferee Party waives its disapproval of the Additional Encumbrances within three (3) business days after receipt of Transferor Party's notice, Transferor Party shall cancel this Agreement; provided, however, that the Transferor must agree to remove any monetary liens or encumbrances voluntarily created or suffered by Transferor. If Transferor Party elects (i) above, Transferor Party shall eliminate the Additional Encumbrances prior to the Closing. If Transferor Party elects (ii) above, this Agreement shall automatically terminate upon the expiration of the 3-day period referenced therein unless Transferee Party notifies Transferor Party that it waives Transferee Party's disapproval of the Additional Encumbrances, in which case the Additional Encumbrances shall be deemed Permitted Exceptions and the Title Pro Forma identified on Exhibit L for the Property affected shall be deemed amended to incorporate the Amendment.

         5.2.2.2.3     COST OF TITLE INSURANCE.

         Each Transferee Party shall bear all costs of the title insurance required as a condition of the First Closing. With respect to the Second Closing as to WHQ, Symantec shall be responsible for the costs of a CLTA owner's policy and TST shall be responsible for any costs of title insurance in excess thereof; provided, however, if any Title Pro Forma includes a mechanics lien endorsement, the Transferor Party with respect to the Closing in which such a Title Pro Forma is required shall be responsible for providing such indemnities as may be required by the Title Insurer as a condition to providing such endorsement.

   5.2.3. ELECTION TO PROCEED. By giving an Election to Proceed with respect to a Property or Properties, the Party giving such Election to Proceed shall be deemed to have agreed at the Closing with respect to the Property covered by such Election to Proceed as follows: (i) to accept such Property in its then "As Is" condition except for such representations are warranties given by the Transferor Party and are intended to survive the Closing and (ii) to accept title to such Property in the condition specified in the Title Pro Forma specified in such Election to Proceed. The Title Pro Forma specified in the Election to Proceed shall be incorporated into the Condition of Title at Closing on Exhibit L with respect to the applicable Property.

5.3. CONDITIONS FOR THE BENEFIT OF SYMANTEC. In addition to any other conditions to Symantec's obligations contained in this Agreement, the following shall constitute conditions to Symantec's obligation (i) to transfer CCC5 to TST in exchange for CCC2 and (ii) to sell WHQ to TST and are for the benefit of Symantec as specified below:

   5.3.1. GENERAL CONDITIONS. The following conditions in this Section 5.3.1 are conditions to Symantec's obligations to continue this Agreement, and the failure of any of the following shall allow Symantec, without TST's approval, to terminate this Agreement:

      5.3.1.1. TST'S ELECTION TO PROCEED AS TO CCC5 AND WHQ. TST's delivery to Symantec of TST's written Election to Proceed with the acquisition of CCC5 in the form of Exhibit D-1 and with the acquisition of WHQ in the form of Exhibit D-3;

         5.3.1.1.1 ENTITY APPROVAL FOR SYMANTEC. Symantec's obligations under this Agreement are contingent upon the approval of the transaction contemplated by this Agreement by Symantec's Board of Directors which shall be deemed to have occurred if Symantec delivers its Election to Proceed; and

      5.3.1.2. ADDITIONAL DEPOSIT FIRST AS TO WHQ. TST shall have made the Additional Deposit First as to WHQ.

   5.3.2. CONDITIONS APPLICABLE TO THE EXCHANGE OF CCC5 AND CCC2. In addition to any other conditions to Symantec's obligations contained in this Agreement, including, without limitation, the General Conditions set forth in Section 5.3.1, the following shall constitute additional specific conditions to Symantec's obligation to transfer CCC5 to TST in exchange for CCC2:

      5.3.2.1. PRE-CLOSING CONDITIONS. The following conditions to Symantec's obligations contained in this Agreement must be satisfied or waived on or before the times set forth below:

         5.3.2.1.1 PRELIMINARY ACCEPTANCE OF CCC5 BUILDING. Within thirty (30) days following notice to TST from Symantec that Substantial Completion of Building CCC5 has occurred and delivery to TST of the Certificate of Substantial Completion, TST shall have delivered to Symantec and Escrow Holder, the Building CCC5 Preliminary Acceptance in the form of Exhibit M.

         5.3.2.1.2 SYMANTEC RIGHTS UPON CONDITIONAL PRELIMINARY ACCEPTANCE.

         In the event that TST's Building CCC5 Preliminary Acceptance is conditioned upon the completion, installation, repair or correction of any items other than those set forth on the Punchlist attached to the Certificate of Substantial Completion ("TST's Additional Completion Requirements"), the following procedures shall apply:

         a. Within five (5) days following Symantec's receipt of TST's Building CCC5 Preliminary Acceptance, Symantec shall notify TST whether or not Symantec is willing to allow the First Closing to be conditioned upon satisfaction of some or all of TST's Additional Completion Requirements;

         b. If Symantec does not so notify TST within such five (5) day period, Symantec shall be deemed to have disapproved all of TST's Additional Completion Requirements;

         c. If Symantec approves some of TST's Additional Completion Requirements and so notifies TST, such of TST's Additional Completion Conditions shall be deemed added to the Punchlist;

         d. If Symantec disapproves or is deemed to have disapproved any of TST's Additional Completion Requirements and, if Symantec and TST have not reached agreement as to any of TST's Additional Completion Requirements within thirty (30) days, then either Symantec or TST may elect to terminate this Agreement.

      5.3.2.2. FIRST CLOSING CONDITIONS. The following conditions must be satisfied or waived on or before the First Closing:

         5.3.2.2.1 SIMULTANEOUS TRANSFER OF CCC2. A grant deed in the form of Exhibit B naming Symantec or its designee as grantee of CCC2 shall have been recorded in the Official Records of Santa Clara County;

         5.3.2.2.2 ASSIGNMENT AND ASSUMPTION OF APPLE LEASE AND SECURITY DEPOSITS. TST shall have executed and delivered at or prior to Closing the Assignment and Assumption of Apple Lease in the form of Exhibit H.

         5.3.2.2.3 ASSIGNMENT AND ASSUMPTION OF OBLIGATIONS. TST shall have executed and delivered at or prior to Closing the Assignment and Assumption of Obligations in the form of Exhibit I.

         5.3.2.2.4 DELIVERY OF TST'S CERTIFICATE. TST shall have executed and delivered at or prior to Closing a Buyer's Certificate in the form of Exhibit J reaffirming that TST's acquisition of CCC5 is strictly on an "AS IS" basis.

         5.3.2.2.5 NO MATERIAL CHANGES TO TST'S REPRESENTATIONS AND WARRANTIES. Any changes to TST's representations and warranties given in Schedule 2 or elsewhere in this Agreement that would have a material adverse impact on Symantec's acquisition of CCC2 shall have been approved by Symantec.

         5.3.2.2.6 ASSIGNMENT OF PROPERTY DOCUMENTS. At Closing, TST shall assign, at no cost to Symantec, in form acceptable to Symantec, all of TST's assignable rights in the Property Documents and the Intangible Property with respect to CCC2.

         5.3.2.2.7 ESTOPPEL CERTIFICATES. Except where Symantec has entered into a termination agreement with Apple Computer, Symantec shall have received from Apple Computer an estoppel certificate in the form of Exhibit Q.

   5.3.3. CONDITIONS APPLICABLE TO THE SALE OF WHQ. In addition to any other conditions to Symantec's obligations contained in this Agreement, including, without limitation the General Conditions set forth in Section 5.3.1, the following shall constitute additional specific conditions to Symantec's obligation to transfer WHQ to TST at the Second Closing which must be satisfied by the Second Closing Scheduled Date:

      5.3.3.1. FIRST CLOSING AS TO CCC2. The First Closing shall have occurred with title to CCC2 having been acquired by the Party designated by Symantec.

   5.3.4. SYMANTEC RIGHT TO EXTEND FIRST CLOSING IN CERTAIN LIMITED EVENTS. If Symantec has elected to employ a Synthetic Lease financing structure in connection with the First Closing and has a commitment therefor from a financing source, but the documentation for such transaction is not completed by the date scheduled for the First Closing, Symantec may, by written notice to TST at least five (5) business days prior to the date scheduled for the First Closing, extend the First Closing one time for a period of ten (10) days in order to allow time to complete any such documentation.

5.4. CONDITIONS FOR THE BENEFIT OF TST. In addition to any other conditions to TST's obligations contained in this Agreement, the following shall constitute conditions to TST's obligation to acquire CCC5 in an exchange and to purchase WHQ from Symantec and are for the benefit of TST:

   5.4.1. PRE-CLOSING CONDITIONS. The following conditions must be satisfied or waived on or before the times set forth below:

      5.4.1.1. SYMANTEC'S ELECTION TO PROCEED. Symantec's delivery at or before the end of the Feasibility Period to TST of Symantec's written Election to Proceed with the acquisition of CCC2 in the form of Exhibit D-2;

      5.4.1.2. ENTITY APPROVAL FOR TST. TST's obligations under this Agreement are contingent upon the approval of the transaction contemplated by this Agreement by TST's Investment Committee which shall be deemed to have occurred if TST delivers its Election to Proceed.

      5.4.1.3. PRELIMINARY ACCEPTANCE OF CCC5 BUILDING. Within thirty (30) days following notice to TST from Symantec that Substantial Completion of Building CCC5 has occurred and delivery to TST of the Certificate of Substantial Completion, TST shall have delivered to Symantec and Escrow Holder, the Building CCC5 Preliminary Acceptance in the form of Exhibit M.

   5.4.2. FIRST CLOSING CONDITIONS. The following conditions must be satisfied or waived on or before the First Closing:

      5.4.2.1. SIMULTANEOUS TRANSFER OF BUILDING CCC5. A grant deed in the form of Exhibit B naming TST or its designee as grantee of Building CCC5 shall have been recorded in the Official Records of the County;

      5.4.2.2. BUILDING CCC5 FINAL COMPLETION. Building CCC5 Final Completion shall have occurred, and no material defects in construction shall exist which the Building CCC5 Contractor has not agreed, at no cost to TST to correct;

      5.4.2.3. ASSIGNMENT OF PROPERTY DOCUMENTS. At Closing, Symantec shall assign, at no cost to TST, in form acceptable to TST, all of Symantec's assignable rights in the Property Documents and the Intangible Property with respect to CCC5.

      5.4.2.4. ASSIGNMENT AND ASSUMPTION OF OBLIGATIONS. Symantec shall have executed and delivered at or prior to Closing the Assignment and Assumption of Obligations in the form of Exhibit I;

      5.4.2.5. NO MATERIAL CHANGES TO SYMANTEC'S REPRESENTATIONS AND WARRANTIES. Any changes to Symantec's representations and warranties given in
         Schedule 2 or elsewhere in this Agreement that would have a material adverse impact on TST's acquisition shall have been approved by TST;

      5.4.2.6. DELIVERY OF SYMANTEC'S CERTIFICATE. Symantec shall have executed and delivered at or prior to Closing a Buyer's Certificate in the form of Exhibit J reaffirming that Symantec's acquisition of CCC2 is strictly on an "As Is" basis;

      5.4.2.7. ACKNOWLEDGEMENT OF HOK AND WEBCOR. Each of HOK and the Building CCC5 Contractor shall have executed the form of acknowledgement, consent and estoppel certificate in the form of Exhibit P attached hereto;

      5.4.2.8. LIEN WAIVERS. Symantec shall have delivered to TST final unconditional waivers and releases of liens from the Building CCC5 Contractor and all subcontractors and materialmen with respect to all materials supplied and work performed through Substantial Completion and copies of those final waivers and releases of mechanics liens then having been obtained by Symantec from subcontractors and material suppliers are furnished to TST; provided, however, that Symantec agrees to use reasonable efforts following the First Closing to obtain unconditional waivers and releases of liens from those Building CCC5 subcontractors and materialmen from whom such waivers and releases had not been obtained as of the First Closing; and

      5.4.2.9. SYNTHETIC LEASES. Symantec and Sumitomo shall have effected the termination of any synthetic lease affecting CCC5.

   5.4.3. SECOND CLOSING CONDITIONS. The following conditions must be satisfied or waived on or before the Second Closing:

      5.4.3.1. ASSIGNMENT OF PROPERTY DOCUMENTS. At Closing, Symantec shall assign, at no cost to TST, in form acceptable to TST, all of Symantec's assignable rights in the Property Documents and the Intangible Property with respect to WHQ.

      5.4.3.2. ASSIGNMENT AND ASSUMPTION OF OBLIGATIONS. Symantec shall have executed and delivered at or prior to Closing the Assignment and Assumption of Obligations in the form of Exhibit I.

      5.4.3.3. NO MATERIAL CHANGES TO SYMANTEC'S REPRESENTATIONS AND WARRANTIES. Any changes to Symantec's representations and warranties given in
         Schedule 2 or elsewhere in this Agreement that would have a material adverse impact on TST's purchase shall have been approved by TST.

      5.4.3.4. VACATION OF WHQ. Symantec and any other tenants or other occupants of WHQ shall have vacated WHQ.

      5.4.3.5. SYNTHETIC LEASE. Symantec and Sumitomo shall have effected the termination of any synthetic lease affecting WHQ.

   5.4.4. TST RIGHT TO EXTEND FIRST CLOSING IN CERTAIN LIMITED EVENTS. If TST has elected to employ a financing structure in connection with the First Closing and has a commitment therefor from a financing source, but the documentation for such transaction is not completed by the date scheduled for the First Closing, TST may, by written notice to Symantec at least five (5) business days prior to the date scheduled for the First Closing, extend the First Closing one time for a period of ten (10) days in order to allow time to complete any such documentation. If TST has elected to employ a financing structure in connection with the Second Closing and has a commitment therefor from a financing source, but the documentation for such transaction is not completed by the date scheduled for the Second Closing, TST may, by written notice to Symantec at least five (5) business days prior to the date scheduled for the Second Closing, extend the Second Closing one time for a period of ten (10) days in order to allow time to complete any such documentation.

5.5. CONDITIONS OF DEPOSIT REFUNDS. Any Deposit together with any interest actually earned on such Deposit shall be refundable to the Party making such
Deposit: (i) upon termination of this Agreement as a result of either Party's failure to give its Election(s) to Proceed as to a particular Property on or before the end of the Feasibility Period (as provided in Section 5.3.1.1 hereof), and/or (ii) upon termination of this Agreement for any reason other than as a result of default by such Party to Close, as provided in Section 8.5 hereof. Without limiting the foregoing, a Deposit shall be refundable to the Party making the Deposit on account of the failure of conditions intended to benefit such Party as set forth in this ARTICLE 5 or Schedule "3" attached hereto. Once both Parties have delivered Elections to Proceed with respect to the Property, the total Deposit will be non-refundable in the event of a default by the Party making the Deposit to Close, as provided in Section 8.5 hereof.

5.6. SCHEDULE 3 CLOSING CONDITIONS. The parties' obligations to complete the respective transactions described in this Agreement are subject in each instance to the satisfaction of the closing conditions set forth on Schedule 3 attached hereto in addition to the conditions set forth in this ARTICLE 5.

                                    ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES

6.1. TST AND SYMANTEC REPRESENTATIONS AND WARRANTIES. TST and Symantec hereby make those representations and warranties as set forth in Schedule "2" attached hereto.

6.2. ADDITIONAL REPRESENTATIONS AND WARRANTIES. In addition to those representations and warranties set forth in Schedule "2" attached hereto, Symantec and TST each hereby represent to the other as follows:

   6.2.1. BROKER. Symantec represents and warrants to TST that it has employed no broker, agent and/or finder with respect to this Agreement other than Broker-Symantec.

   TST represents and warrants to Symantec that it has employed no broker, agent and/or finder with respect to this Agreement. It being understood that TST has agreed, pursuant to the terms of a separate agreement, to pay certain sums to Broker-Symantec.

   6.2.2. ENTITLEMENTS. During the Feasibility Period, each Party will have an opportunity to review any statutes, ordinances, regulations or other laws concerning the development potential of the Property and to make such inquiries to governmental agencies concerning the same as each Party deems appropriate. Except as expressly set forth herein, neither Party makes any representations or warranties concerning the development potential of the Property, including but not limited to the nature or extent of any existing approvals, applications for approval or other entitlements; provided, however, that any Party giving an election to Proceed with respect to any Property shall be deemed to have represented and warranted to the other Party that the Party giving such Election to Proceed has no knowledge about any conditions related to such approvals or entitlements which have not either been disclosed or made available to such Party or are otherwise discoverable by such Party in connection with such Party's diligence.

   6.2.3. PROPERTY DOCUMENTS. Each Party hereby represents and warrants that (i) it will deliver or otherwise make available to the other Party true and accurate copies of all Property Documents that, to the best of its actual knowledge, are in its possession, (ii) that it will deliver to the other Party all such Property Documents that, to the best of its actual knowledge, are under each Party's control, and (iii) that, to the best of each Party's actual knowledge, such requested Property Documents provided to the other Party do not contain any material inaccuracies or omissions.

   6.2.4. NO LEASES. Symantec represents and warrants to TST that there are no leases affecting Building CCC5 or WHQ other than the "Synthetic" leases with Sumitomo Bank Leasing and Finance, Inc.. TST represents and warrants to Symantec that there are no leases affecting CCC2 other than the Apple Lease.

   6.2.5.  AS-IS ACQUISITION

      6.2.5.1. "AS IS" GENERALLY. Except as otherwise expressly provided herein and not in derogation of any rights TST may have against the Building CCC5 General Contractor or the Building CCC5 Architect or that Symantec may have against any architect or contractor that may have performed work with respect to CCC2 (including, without limitation, the representations and warranties of Symantec and TST expressly set forth in this Agreement), the transfer of each Property as provided for herein is made on an "AS-IS" basis and Symantec and TST each acknowledge, understand, and agree with each and all of the provisions of this Section 6.2.5 and Section 2.02 of
      Schedule 2.

      6.2.5.2. MUTUAL RELEASES. At each Closing, the Transferee Party shall have released the Transferor Party from certain claims and liabilities as provided in Section 2.02 of Schedule 2. Symantec and TST hereby specifically acknowledge that each of them have carefully reviewed this
      Section 6.2.5 and Section 2.02 of Schedule 2, have discussed its import with legal counsel, is fully aware of its consequences, and that Symantec and TST are hereby granting the releases set forth in Section 2.02 of
      Schedule 2.

      6.2.5.3. WAIVER OF SECTION 1542. WITH RESPECT TO THE MATTERS SET FORTH IN THIS SECTION 6.2.5 AND SECTION 2.02 OF SCHEDULE "2," EACH OF SYMANTEC AND TST WAIVE THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH IS SET FORTH BELOW:

               "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

      6.2.5.4. INDEFINITE SURVIVAL. This Section 6.2.5 shall survive the Closing indefinitely.

      6.2.5.5. ACKNOWLEDGMENT. SYMANTEC AND TST'S INITIALS BENEATH THIS SECTION CONSTITUTE SYMANTEC AND TST'S ACKNOWLEDGMENT THAT EACH OF SYMANTEC AND TST HAVE READ AND FULLY UNDERSTAND THE IMPLICATIONS OF THIS SECTION 6.2.5 AND
      SECTION 2.02 OF SCHEDULE "2" AND THAT EACH OF SYMANTEC AND TST HAVE HAD THE CHANCE TO CONSULT ITS COUNSEL ABOUT ITS MEANING AND SIGNIFICANCE AND AGREES TO ITS TERMS.


      _/s/___III_________________                  _/s/___SW_________________
      Symantec Initials                            TST Initials


Even though the First Closing will occur some time after the occurrence of Substantial Completion of Building CCC5, TST acknowledges that in most cases the time period for any warranties given by the Building CCC5 Contractor or any of the subcontractors or contractors will commence to run upon the date of Substantial Completion set forth in the Certificate of Substantial Completion.

6.4. SURVIVABILITY. Except where a longer or shorter period is specified elsewhere in this Agreement, each Party's representations, warranties and indemnities (if any) shall survive the Closing and the delivery of the Grant Deed, but shall terminate on the date which is one (1) year after each Closing except as to claims and matters as to which either Party has given specific notice to the other within such one (1) year period. Any claim against a Party with respect to any breach of such Party's representations, warranties and indemnities (if any) as to which notice has been given to a Party within such one (1) year period and which has not been satisfied shall be deemed discharged unless the party making such claim shall have pursued such claim pursuant within six (6) months following the end of such one (1) year period.

                                    ARTICLE 7
                                    COVENANTS

7.1. INSPECTION RIGHTS. Subject to the rights of Apple Computer pursuant to the terms and provisions of the Apple Lease, each Party and its agents and contractors shall have the right to enter on the Property ("Access") to inspect it and conduct tests and each Party hereby agrees to indemnify the other Party and the fee owners of the Property from any liability, loss, cost or damage resulting from physical damage caused by a Party or its agents during such entry or inspection; provided, however, each Party agrees not to perform any drilling without giving the other Party reasonable notice of not less than one (1) full business day. Either Party may contact any federal, state or local governmental authority or agency to investigate any matters relating to the Property. With respect to the rights of Apple Computer pursuant to the Apple Lease, TST agrees to use its commercially reasonable efforts to cause Apple Computer to permit inspections by Symantec and its agents as contemplated above.

7.2. DISCOVERIES. Each Party acknowledges that it may discover Hazardous Materials on, under or about the Property or some other fact or condition pertaining to the Property which a Party believes may negatively impact the value or development potential of the Property in some manner (the "Discovery"). If either Party makes any such Discovery prior to Closing but nevertheless completes the acquisition of a particular Property, the Party acquiring such Property further covenants and agrees to refrain from bringing any claim for damages, causes of action, or lawsuit against other Party or the other Party's Related Parties, or their successors, heirs, contractors, engineers and/or attorneys which in any way alleges that the other Party failed to disclose the existence of such Hazardous Materials or other fact or condition which was discovered prior to Closing by the Party completing such acquisition. The foregoing shall not limit a Party's right to seek legal or equitable remedies against the other Party for such other Party's breach of its representations, warranties or covenants contained in this Agreement unless the Party completing such acquisition had actual knowledge of the material facts relating to such breach prior to Closing.

   7.2.1. TERMINATION UPON CERTAIN DISCOVERIES. Each Party acknowledges that during the Feasibility Period, it will have sufficient time to make such investigations with respect to the Property as it deems appropriate. Once a Party gives such Party's Election to Proceed pursuant to Section 5.3.1.1 with respect to a particular Property, any failure by such Party to close on account of a later Discovery shall constitute a default by such Party and the provisions of Section 8.5 shall apply. Notwithstanding the foregoing, if either Party fails to close following its Election to Proceed on account of a Discovery of a "Material Hazardous Material Problem" which was not disclosed (and could not reasonably have been discovered upon the performance of customary environmental due diligence during the Feasibility Period), such failure to close shall constitute a non-default termination pursuant to
   Section 8.8. As used herein, "Material Hazardous Material Problem" shall exist only if a Party gives written notice to the other Party signed by an officer of the Party giving the notice at the level of Vice President or Senior Managing Director or above which notice states that subsequent to the end of the Feasibility Period, (i) such Party has Discovered that there exists with respect to the Property a Hazardous Material issue that such Party believes will materially impact such Party's business operations if such Party completes the acquisition of the Property pursuant to this Agreement and (ii) describes such Hazardous Material issue with particularity.

7.3. OPERATION OF THE PROJECTS. The Parties hereby covenant and agree that from the Agreement Date until either the Closing with respect to a particular Property occurs or this Agreement is terminated, that the Properties will be maintained and operated as set forth below:

   7.3.1. CCC5. Symantec shall continue to manage the construction of the Building CCC5 as Sumitomo Bank Leasing and Finance, Inc.'s construction agent and build-to-suit lessee under the Building CCC5 General Contract in accordance with Symantec's current practices with a view toward achieving Substantial Completion of Building CCC5 in accordance with the Building CCC5 Plans as soon as practicable. So long as this Agreement has not been terminated with respect to CCC5, Symantec agrees that without the prior written consent of TST: (i) it shall not cause any leases to be executed with respect to any portion of Building CCC5 and (ii) it shall not construct or install any improvements, in the nature of "tenant improvements" or otherwise, or install any furniture or fixtures, except as shown on the Building CCC5 Plans. Without TST's prior approval (which approval shall not be unreasonably withheld or delayed) Symantec shall not make any changes to the Building CCC5 Plans or amend or modify the Building CCC5 Architectural Contract or the Building CCC5 General Contract if any single such change will result in an increase or decrease in the cost of construction of Building CCC5 by $100,000 or if all such changes cumulatively will exceed $250,000.

   7.3.2. CCC2. TST shall continue to manage CCC2 in accordance with TST's current practices as Traveler's managing agent as an office building occupied entirely by Apple Computer. So long as this Agreement has not been terminated, TST agrees (but subject to the rights of Travelers as the fee owner of the Property as to which TST shall have no liability of responsibility) that without the prior written consent of Symantec: (i) it shall not amend, extend or modify in any material way the Apple Lease, (ii) it shall not enter into any new leases with respect to any portion of CCC2,
   (iii) except as necessary to fulfill its obligations under the Apple Lease or as reasonably prudent in the judgment of TST as the property manager for a first class office building, it shall not construct any improvements or modify the building in any way.

   7.3.3. WHQ. Symantec shall continue to manage WHQ as an office building housing its business operations in accordance with Symantec's current practices and agrees to manage to completion, at its sole cost and expense, the WHQ Exterior Lighting Contract provided that without TST's written consent, Symantec shall not enter into any leases or occupancy agreements for any space within WHQ.

   7.3.4. ALL PROPERTIES; SERVICE CONTRACTS. Without limiting the generality of the foregoing, each Party agrees that from and after the date of this Agreement that with respect to the Properties controlled by each Party (but subject to the rights of Travelers as the fee owner of the CCC2 as to which TST shall have no liability or responsibility), each Party will not enter into new service or other contracts or amendments to existing service or other contracts unless such new or amended service or other contracts contain clauses permitting cancellation of such contracts on not more than thirty
   (30) days notice without a termination fee.

      7.3.4.1. DURING FEASIBILITY PERIOD; EXISTING SERVICE CONTRACTS. During the Feasibility Period, if either Party objects to an existing service contract with respect to a Property controlled by the other Party, such objecting Party may identify such service contract and make written request that the other Party terminate such service contract as of the Closing applicable to such Property. Such other Party may, but shall not be obligated to respond to such request. If such service contracts are not terminated prior to the end of the Feasibility Period, but such other Party has agreed in writing given prior to the end of the Feasibility Period to use its best efforts to terminate such service contracts prior to the Closing, then the Election to Proceed may be conditioned upon the termination of such service contracts as a condition to Closing. If a Party requests that the other Party agree to terminate a service contract and such other Party either does not respond to such request prior to the end of the Feasibility Period or declines to terminate such service contracts, then such Party making such request may either terminate this Agreement with respect to the Property which is the subject of such request or give its Election to Proceed with respect to such Property, in which latter event such requesting Party shall have agreed to accept such Property at the Closing without a termination of such service contracts.

7.4. OTHER COVENANTS. Each Party hereby further covenants and agrees as follows:

   7.4.1. COVENANTS OF BOTH PARTIES. Both Parties covenant and agree as follows:

      7.4.1.1. PROPERTY INSPECTION AND DOCUMENTS. To reasonably cooperate with the other Party in the inspection of the Property and the Property Documents. Within ten (10) days after the Agreement Date, each Party shall deliver to the other Party all Property Documents that, to the best of the delivering Party's actual knowledge, are in the delivering Party's possession or are under the delivering Party's control, including all third-party inspection reports.

   7.4.2. SYMANTEC'S COVENANTS. Symantec hereby further covenants and agrees to execute and deliver at the First Closing and the Second Closing, as applicable, the documents described as conditions in Sections 5.4.2.3, 5.4.2.4, 5.4.2.6, 5.4.3.1, and 5.4.3.2.

   7.4.3. TST'S COVENANTS. TST hereby further covenants and agrees to execute and deliver at the First Closing and the Second Closing, as applicable, the documents described as conditions in Sections 5.3.2.2.2, 5.3.2.2.3, 5.3.2.2.4, and 5.3.2.2.6.

7.5. LEASING AND TENANT IMPROVEMENTS. The Parties agree to conform to the following covenants with respect to leasing and the construction of tenant improvements with respect to CCC5 and WHQ:

   7.5.1. CCC5 LEASING AND TENANT IMPROVEMENTS. The following shall apply with respect to leasing and tenant improvements with respect to Building CCC5:

        7.5.1.1. TST RIGHT TO LEASE. TST may negotiate and enter into leases with third parties for all or a portion of Building CCC5, so long as all of the following are true:

        a. The term of such leases shall not commence prior to the First Closing; and

        b. The tenants under such leases shall not occupy any portion of Building CCC5 prior to the First Closing;

        7.5.1.2. NO RIGHT TO CONSTRUCT TENANT IMPROVEMENTS. TST may not enter Building CCC5 and construct tenant improvements for tenants under leases entered into pursuant to Section 7.5.1.1 unless and until the First Closing occurs.

        7.5.2. WHQ TENANT IMPROVEMENTS. No tenant improvements or other construction shall be undertaken by TST with respect to WHQ prior to the Second Closing.

                                    ARTICLE 8
                               ESCROW AND DEFAULT

8.1. AGREEMENT TO CONSTITUTE ESCROW INSTRUCTIONS. This Agreement shall constitute escrow instructions and a copy hereof shall be deposited with Escrow Holder for this purpose.

8.2. OPENING OF ESCROW. Escrow shall open on the date Escrow Holder receives a fully executed original or originally executed counterparts of this Agreement and the Deposits. Escrow Holder shall notify both TST and Symantec of the date escrow is opened.

8.3. CLOSING. Provided that all of the contingencies contained in Article III herein and all of the conditions to the Closing contained in Schedule "3" attached hereto have been satisfied (or deemed satisfied as the case may be) or waived, the Closings shall occur as follows:

   8.3.1. FIRST CLOSING AS TO CCC5 AND CCC2. First Closing shall occur on the First Closing Scheduled Date; and

   8.3.2. SECOND CLOSING AS TO WHQ. The Second Closing shall occur on the Second Closing Scheduled Date.

8.4. SPECIFIC ESCROW INSTRUCTIONS. Specific escrow instructions are attached hereto as Schedule 3.

8.5. DEFAULT BY TST AS TO CCC5. IF TST DEFAULTS IN ITS OBLIGATIONS HEREUNDER TO ACQUIRE CCC5 AND SYMANTEC WAS OTHERWISE READY, WILLING, AND ABLE TO COMPLETE THE EXCHANGE IN ACCORDANCE WITH THIS AGREEMENT, SYMANTEC SHALL HAVE THE FOLLOWING
RIGHTS:

        A. TO BE PAID BY ESCROWHOLDER AND TO RETAIN ANY OF THE DEPOSIT, INCLUDING ALL INTEREST EARNED THEREON, WITH RESPECT TO CCC5 AS LIQUIDATED DAMAGES FOR TST'S DEFAULT; or

        B.      TO SUE FOR SPECIFIC PERFORMANCE.

THE PARTIES HERETO EXPRESSLY AGREE AND ACKNOWLEDGE THAT SYMANTEC'S ACTUAL DAMAGES IN THE EVENT OF ANY SUCH DEFAULT BY TST WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO ASCERTAIN AND THAT THE AMOUNT OF THE DEPOSIT TOGETHER WITH THE INTEREST ACTUALLY EARNED THEREON REPRESENTS THE PARTIES' REASONABLE ESTIMATE OF SUCH DAMAGES. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY. SUCH SUMS SHALL BE THE AMOUNT THAT SYMANTEC IS ENTITLED TO RECEIVE AS LIQUIDATED DAMAGES AND SHALL BE SYMANTEC'S SOLE AND EXCLUSIVE RIGHT TO DAMAGES IN THE EVENT OF DEFAULT BY TST. SYMANTEC SHALL HAVE NO RIGHT, AND HEREBY WAIVES ALL RIGHT, TO AN ACTION FOR ACTUAL DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION, SYMANTEC AND TST AGREE THAT THIS LIQUIDATED DAMAGES PROVISION IS NOT INTENDED TO APPLY TO ANY DEFAULT OR BREACH BY TST UNDER ANY OF ITS OBLIGATIONS THAT SURVIVE THE CLOSING (INCLUDING ANY INDEMNITY OBLIGATIONS) UNDER THIS AGREEMENT OR UNDER ANY INSTRUMENT OR DOCUMENT DELIVERED BY TST AT CLOSING PURSUANT HERETO OR IN CONNECTION HEREWITH, IT BEING UNDERSTOOD AND AGREED THAT FROM AND AFTER THE CLOSING, SYMANTEC SHALL HAVE ALL RIGHTS AND REMEDIES AT LAW AND IN EQUITY WITH RESPECT TO ANY SUCH DEFAULT OR BREACH.

    _/s/___III_____________                 _/s/___SW___________
    Symantec's Initials                     TST's Initials

8.6. DEFAULT BY TST AS TO WHQ. IF TST DEFAULTS IN ITS OBLIGATIONS HEREUNDER TO ACQUIRE WHQ IN ACCORDANCE WITH THIS AGREEMENT, SYMANTEC SHALL BE ENTITLED TO THE FOLLOWING RIGHTS:

        A. TO BE PAID BY ESCROWHOLDER AND TO RETAIN ANY OF THE DEPOSIT, INCLUDING ANY INTEREST EARNED THEREON, WITH RESPECT TO WHQ AS LIQUIDATED DAMAGES FOR TST'S DEFAULT; AND

        B. IN ADDITION, TST SHALL PAY TO SYMANTEC WITHIN TEN (10) DAYS, THE SUM OF THREE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($375,000).

THE PARTIES HERETO EXPRESSLY AGREE AND ACKNOWLEDGE THAT SYMANTEC'S ACTUAL DAMAGES IN THE EVENT OF ANY SUCH DEFAULT BY TST WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO ASCERTAIN AND THAT THE AMOUNT OF THE DEPOSIT REPRESENTS THE PARTIES' REASONABLE ESTIMATE OF SUCH DAMAGES. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY. SUCH SUMS SHALL BE THE AMOUNT THAT SYMANTEC IS ENTITLED TO RECEIVE AS LIQUIDATED DAMAGES AND SHALL BE SYMANTEC'S SOLE AND EXCLUSIVE REMEDY IN THE EVENT OF DEFAULT BY TST IN THE PURCHASE OF WHQ. WITH RESPECT TO WHQ, SYMANTEC SHALL HAVE NO RIGHT, AND HEREBY WAIVES ALL RIGHT, TO AN ACTION FOR SPECIFIC PERFORMANCE OF THIS AGREEMENT AND/OR AN ACTION FOR ACTUAL DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION, SYMANTEC AND TST AGREE THAT THIS LIQUIDATED DAMAGES PROVISION IS NOT INTENDED TO APPLY TO ANY DEFAULT OR BREACH BY TST UNDER ANY OF ITS OBLIGATIONS THAT SURVIVE THE CLOSING (INCLUDING ANY INDEMNITY OBLIGATIONS) UNDER THIS AGREEMENT OR UNDER ANY INSTRUMENT OR DOCUMENT DELIVERED BY TST AT CLOSING PURSUANT HERETO OR IN CONNECTION HEREWITH, IT BEING UNDERSTOOD AND AGREED THAT FROM AND AFTER THE CLOSING, SYMANTEC SHALL HAVE ALL RIGHTS AND REMEDIES AT LAW AND IN EQUITY WITH RESPECT TO ANY SUCH DEFAULT OR BREACH.

    _/s/______III__________                 _/s/___SW___________
    Symantec's Initials                     TST's Initials

8.7. DEFAULT BY SYMANTEC. IF SYMANTEC DEFAULTS IN ITS OBLIGATIONS HEREUNDER TO CONVEY CCC5 AND/OR WHQ TO TST IN ACCORDANCE WITH THIS AGREEMENT OR TO ACQUIRE CCC2 IN EXCHANGE FOR CCC5, TST MAY, AT ITS OPTION:

        (A) TERMINATE THIS AGREEMENT AND RECEIVE ALL OF THE ENTIRE DEPOSIT, INCLUDING, WITHOUT LIMITATION, ANY AMOUNTS DEPOSITED WITH ESCROWHOLDER (INCLUDING INTEREST EARNED THEREON), AND

        (B) BE PAID BY ESCROWHOLDER AND TO RETAIN ANY OF THE DEPOSIT, INCLUDING ANY INTEREST EARNED THEREON, WITH RESPECT TO CCC2 AS LIQUIDATED DAMAGES FOR SYMANTEC'S DEFAULT; OR

        (C) PURSUE AN ACTION FOR THE SPECIFIC PERFORMANCE OF SYMANTEC'S OBLIGATIONS HEREUNDER.

THE PARTIES HERETO EXPRESSLY AGREE AND ACKNOWLEDGE THAT TST'S ACTUAL DAMAGES IN THE EVENT OF ANY SUCH DEFAULT BY SYMANTEC WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO ASCERTAIN AND THAT THE AMOUNT OF THE DEPOSIT REPRESENTS THE PARTIES' REASONABLE ESTIMATE OF SUCH DAMAGES. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY. SUCH SUMS SHALL BE THE AMOUNT THAT TST IS ENTITLED TO RECEIVE AS LIQUIDATED DAMAGES AND SHALL BE TST'S SOLE AND EXCLUSIVE REMEDY IN THE EVENT OF DEFAULT BY SYMANTEC IN THE EXCHANGE OF CCC5.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION, SYMANTEC AND TST AGREE THAT THIS LIQUIDATED DAMAGES PROVISION IS NOT INTENDED TO APPLY TO ANY DEFAULT OR BREACH BY SYMANTEC UNDER ANY OF ITS OBLIGATIONS THAT SURVIVE THE CLOSING (INCLUDING ANY INDEMNITY OBLIGATIONS) UNDER THIS AGREEMENT OR UNDER ANY INSTRUMENT OR DOCUMENT DELIVERED BY SYMANTEC AT CLOSING PURSUANT HERETO OR IN CONNECTION HEREWITH, IT BEING UNDERSTOOD AND AGREED THAT FROM AND AFTER THE CLOSING TST SHALL HAVE ALL RIGHTS AND REMEDIES AT LAW AND IN EQUITY WITH RESPECT TO ANY SUCH DEFAULT OR BREACH.

_/s/___III_____________              _/s/__SW____________
Symantec's Initials                 TST's Initials

8.8. NON-DEFAULT TERMINATION. In the event of any termination of this Agreement (except only a termination of this Agreement to which Sections 8.5, 8.6 or 8.7 are applicable), the following provisions shall apply:

   8.8.1. ALL OBLIGATIONS TERMINATE. Except for those obligations which expressly survive termination of this Agreement, neither TST nor Symantec shall have any further obligations hereunder after termination of this Agreement.

   8.8.2. RETURN OF DEPOSIT. The entire Deposit (including, without limitation, any amounts deposited with Escrow Holder, including interest earned thereon), plus accrued interest, shall be returned to the Party making such Deposit upon such Party's delivery of written notice to Escrowholder (with a copy to the other Party) terminating this Agreement, expressly acknowledging the termination of all of such Party's interest in the Property and this Agreement; provided, however, that failure of either Party to give such notice shall not be construed to expand either Party's rights or remedies in any manner.

8.9. SPECIFIC PERFORMANCE. Each Party shall have the right to specific performance of this Agreement.

                                   ARTICLE 9
                            MISCELLANEOUS PROVISIONS

9.1. MISCELLANEOUS PROVISIONS. TST and Symantec hereby agree to those miscellaneous provisions as set forth in Schedule "4" attached hereto.

9.2. INCORPORATION OF EXHIBITS. All schedules and exhibits attached hereto and referred to herein are incorporated in this Agreement as though fully set forth herein.

9.3. RIGHT OF FIRST REFUSAL AND RIGHT OF FIRST OFFER. If, and only if, TST or its assignee (i) completes the First Closing and acquires CCC5 AND (ii) completes the Second Closing and acquires WHQ, then with respect to each of CCC2 and CCC1, TST shall have the following special rights:

        9.3.1. RIGHT OF FIRST REFUSAL. TST shall have a "Right of First Refusal" to acquire CCC2 and CCC1 for a period ending at the end of 3 (three) years following the First Closing as to CCC2.

        9.3.2. RIGHT OF FIRST OFFER. TST shall have a "Right of First Offer" for a period ending at the end of 5 (five) years following the time when the Right of First Refusal granted pursuant to Section 9.3.1 has ended.

        9.3.3. PROCEDURES FOR RIGHT OF FIRST REFUSAL AND RIGHT OF FIRST OFFER. TRIGGERING EVENT. For purposes of this Section 9.3.3, a "Triggering Event" shall mean: (i) in the case of the Right of First Refusal, the receipt by Symantec of a bona fide written offer (a "Purchase Offer") to purchase either or both CCC1 or CCC2 (each an "Affected Property" and collectively, the "Affected Properties") and (ii) in the case of the Right of First Offer, thirty (30) days before Symantec gives written notice to parties other than TST of Symantec's intent to sell (an "Intent to Sell") either or both Affected Properties.

        9.3.3.2. TRIGGERING EVENT OFFER NOTICE. Within ten (10) days following the occurrence of a Triggering Event, Symantec shall give notice to TST (the "Triggering Event Offer Notice") listing the principal terms (the "Triggering Event Terms") of the Intent to Sell or including a copy of the Purchase Offer, as the case may be.

        9.3.3.3. TRIGGERING EVENT PURCHASE NOTICE. TST shall have ten (10) business days following the Triggering Event Offer Notice within which to notify Symantec that TST desires to purchase the Affected Property upon the Triggering Event Terms (the "Triggering Event Purchase Notice").

        9.3.3.4. NO TST PURCHASE. If TST either notifies Symantec that TST declines to purchase the Affected Property upon the Triggering Event Terms or fails to give Symantec a Triggering Event Purchase Notice, Symantec shall be free to enter into and complete a sale of the Affected Property upon the Triggering Event Terms without any further notice to TST. In such event, TST shall have no further Right of First Refusal or Right of First Offer with respect to the Affected Property (but such rights shall continue with respect to the other Property) so long as:

         (a) within six (6) months following the Triggering Event Offer Notice, Symantec enters into a binding agreement with a third party for the purchase and sale of the Affected Property substantially in accordance with the Triggering Event Terms and otherwise upon "net economic terms"(as hereinafter defined) of not less than ninety-five percent (95%) of the net economic terms offered to TST in the Triggering Event Offer Notice (the "Third Party Agreement), and

         (b) thereafter such sale closes pursuant to the terms of the Third Party Agreement;

         (c) provided, however, if the purchase and sale of the Affected Property does not close pursuant to the terms of the Third Party Agreement within a reasonable time following the date for closing set forth in the Third Party Agreement and/or if the Third Party Agreement is terminated, the Affected Property shall again be subject to the Right of First Refusal and the Right of First Offer;

         (d) provided, further, if the Triggering Event Terms did not include seller financing, and if Symantec later offers seller financing, it shall be deemed that the Third Party Agreement is not substantially in accordance with the Triggering Event Terms;

        (e) for purposes of this Section 9.3.3.4, "net economic terms' shall mean the purchase price reduced by the monetary value of (i) any credits or offsets to be given to the buyer at closing, (ii) the present value (calculated using a discount rate of ten percent (10%)) of any rents or other amounts to be paid by Symantec to the buyer following the closing, and (iii) if seller financing is part of the Triggering Event Terms, the present value (calculated using a discount rate of ten percent (10%)) of the amount by which the periodic payments to be made pursuant to the financing terms which are part of the Triggering Event Terms are less than the actual financing terms set for in the Third Party Agreement.

      9.3.3.5. YES TST PURCHASE. If TST gives a Triggering Event Purchase Notice, but either of the following occur, such Affected Property shall no longer be subject to either the Right of First Refusal or the Right of First Offer:

         (a) within sixty (60) days following such Triggering Event Purchase Notice, and despite the parties' good faith commercially reasonable efforts, Symantec and TST have not executed a mutually acceptable binding agreement which (except for the specific terms set forth in the Triggering Event Offer Notice) shall be on substantially the same terms, conditions, representations and warranties as set forth in this Agreement (the "Affected Property Agreement") providing for the purchase by TST of the Affected Property; provided, however, if the parties have not executed the Affected Property Agreement within such sixty (60) day period but are continuing to use good faith commercially reasonable efforts to do so, either party may, by notice to the other party given prior to the end of such sixty
             (60) day period, assert that such party believes that with the continuation of such good faith commercially reasonable efforts, the parties are likely to execute the Affected Property Agreement within an additional thirty (30) days, in which event such sixty
             (60) day period shall be so extended for an additional thirty (30) days;

         (b) Symantec and TST enter into an Affected Property Agreement, but the purchase and sale of the Affected Property does not close pursuant to the terms of the Affected Property Agreement within a reasonable time following the date for closing set forth in the Affected property Agreement and/or if the Affected property Agreement is terminated for reasons other than the breach or default of Symantec.

      9.3.3.6. RIGHT TO ASSIGN. The provisions of Section 3.4 shall apply to the exercise by TST of the rights set forth in this Section 9.3.

                                   ARTICLE 10
                      LOSS OR CONDEMNATION PRIOR TO CLOSING

Notwithstanding the provisions of the Uniform Vendor and Purchaser Risk Act, the parties hereto agree that if a loss to all or any portion of the Property occurs prior to Closing from any cause whatsoever, including, without limitation, due to a casualty or a taking under the power of eminent domain, the following provisions will apply:

10.1. LOSS DOES NOT EXCEED MATERIALITY LIMIT. In the event of any condemnation or taking of the Property, or loss or damage by fire or other casualty to the Property prior to the Closing which does not exceed the Materiality Limit, the Closing shall occur just as if such condemnation, loss or damage had not occurred, and the Transferor Party shall assign to the Transferee Party all of Transferor Party's interest in any condemnation actions and proceeds, or deliver to Transferee Party any and all proceeds paid to Transferor Party by Transferee Party's insurer with respect to such fire or other casualty (together with the amount of any deductible); provided, however, that Transferor Party shall be entitled to retain an amount of such insurance proceeds equal to Transferor Party's reasonable expenses, if any, incurred in repairing the damage caused by fire or other casualty (together with the amount of any deductible). Each Party shall maintain "all risk" replacement value insurance coverage in place on the Property at all times prior to the Closing. During the Feasibility Period, each Party has reviewed the other Party's current insurance policies for the Property (or the relevant portions thereof) and agrees that such policies, if continued through Closing, will satisfy such requirements for "all risk" replacement value insurance coverage within the meaning of the preceding sentence. At Closing, in the case of a fire or other casualty, Transferor Party shall give Transferee Party a credit on the Purchase Price equal to the lesser of the estimated cost of restoration or the amount of the deductible.

10.2. LOSS EXCEEDS MATERIALITY LIMIT. In the event of any condemnation of all or a part of the Property, or loss or damage by fire or other casualty to the Property prior to the Closing which exceeds the Materiality Limit, at Transferee Party's sole option, either:

   10.2.1. TERMINATE AGREEMENT. Elect to terminate this Agreement in accordance with the Section 8.8 if Transferee Party shall so notify Transferor Party in writing within ten (10) days of Transferee Party having actual knowledge of the casualty or condemnation; or

   10.2.2. CLOSE. If Transferee Party shall not have timely notified Transferor Party of its election to terminate this Agreement in accordance with Subsection (a) above, the Closing shall occur just as if such condemnation, loss, or damage had not occurred, without reduction in the Purchase Price, and Transferor Party shall assign to Transferee Party all of Transferor Party's interest in any condemnation actions and proceeds or deliver to Transferee Party any and all proceeds paid to Transferor Party by Transferor Party's insurer with respect to such fire or other casualty; provided, however, that Transferor Party shall be entitled to retain an amount of such insurance proceeds equal to Transferor Party's reasonable expenses, if any, incurred in repairing the damage caused by such fire or other casualty. At Closing, in the case of a fire or other casualty, Transferor Party shall give Transferee Party a credit on the Purchase Price equal to the lesser of the estimated cost of restoration or the amount of the deductible.


   [SIGNATURES ON FOLLOWING PAGE]

[THIS IS THE SIGNATURE PAGE FOR THE AGREEMENT FOR EXCHANGE AND PURCHASE AND ESCROW INSTRUCTIONS dated September 22, 1998 by and between Symantec Corporation as and TST Development, L.L.C.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Agreement Date.

"SYMANTEC"                                        "TST"

SYMANTEC CORPORATION, a Delaware corporation      TST DEVELOPMENT, L.L.C., a Delaware limited
                                                  liability company

By: _/s/__H. Bain III_____________                By:__/s/ Steven R. Wechsler____________

Name: Howard Bain III_____________                Name: _Steven R. Wechsler____________
Its _Vice President/WorldWide Operations and      Its _Vice President____________________
Chief Financial Officer_________


                            CONSENT OF ESCROW HOLDER

          The undersigned Escrow Holder hereby agrees to (i) accept the foregoing Agreement, (ii) be escrow agent under said Agreement, and (iii) be bound by said Agreement in the performance of its duties as escrow agent.

                              First American Title Guaranty Company


                              By: /s/ Carol Weir
                                  --------------------------------
                                  Its:  Authorized Agent

                                   SCHEDULE 1
                                   DEFINITIONS

1.0 General Definitions. For the purposes of this Agreement, the terms set forth below in quotes shall have the meanings indicated in this Schedule "1."

        1.1. "Agreement" means this Agreement for Exchange and Purchase and Escrow Instructions.

        1.2     [Intentionally Omitted]

        1.3 "Closing" means the delivery and recordation of the Grant Deed and the delivery by Transferee Party to Escrowholder of the consideration for the Property pursuant to the terms of the Agreement together with instructions to deliver such to the Transferor Party immediately after the due recordation of the Grant Deed.

        1.4     "Closing Date" means the date on which the Closing occurs.

        1.5 "Contract Period" means, with respect to each Property, the period commencing upon the Agreement Date and ending upon the first to occur of the Closing or the termination of this Agreement.

        1.6 "Grant Deed" means a deed in favor of a Transferee Party in a form substantially similar to that attached hereto as Exhibit "B."

        1.7 "Hazardous Material" means any substance, the presence of which is regulated or requires remediation under any federal, state or local statute, regulation or law, including, without limitation, asbestos, polychlorinated biphenyls, and petroleum (including crude oil or any fraction thereof), and materials or substances defined as "hazardous waste," "hazardous substances," "hazardous materials," "pollutants," or "toxic substances" in the Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA") as amended by the Superfund Amendments and Reauthorization Act of 1986 (PL 99-499); the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; the Toxic Substance Control Act, 15 U.S.C. Section 2601, et seq.; the Resource Conservation and Recovery Act ("RCRA"), as amended, 42 U.S.C. Section 690l, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq.; any environmental law promulgated by the State of California; and in the rules or regulations adopted and guidelines promulgated pursuant to said laws.

        1.8     "Permitted Exceptions" means:

                (a) those certain matters constituting exceptions to and/or encumbrances against the Property approved or deemed approved by a Transferee Party pursuant to the Agreement;

                (b) the lien for non-delinquent real property taxes and all non-delinquent interest installments on assessments or bonds;

                (c) any mechanic's or other liens arising out of a Transferee party's entry upon or activities at the Property or otherwise created by such Transferee Party or its employees, contractors, agents and invitees; and

                (d) all other exceptions to title voluntarily consented to by Transferee Party in writing prior to Closing.

        1.9 "Release" shall mean releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping.

        1.10 "Title Commitment" means a Title Commitment issued by the Title Insurer providing for the issuance at the Closing to a Transferee Party of a Title Policy and complete copies of all documents referenced as exceptions therein.

        1.11 "Title Policy" shall mean an ALTA Owner's Policy of Title Insurance Form B 1970 from Title Insurer insuring the insured party as fee owner of the Property, with liability in the amount and with the condition of title and the endorsements required by the party insured as a condition of Closing as set forth on Exhibit L and providing affirmative insurance with respect to mechanics liens.

                                   SCHEDULE 2
                         REPRESENTATIONS AND WARRANTIES

2.01 Transferor Party's Representations and Warranties. Each Transferor Party hereby makes the following representations and warranties to each Transferee Party, except as set forth in Schedule 2A and except to the extent that Transferee Party makes any Discovery:

(1) Unqualified Representations and Warranties. The representations and warranties set forth below in this Section 2.01(1) are given by Transferor Party without qualification pursuant to their terms:

        (a) Other Agreements. Neither this Agreement, nor anything provided to be done hereunder, violates or shall violate any contract, agreement or instrument to which Transferor Party is a party, or to the best of Transferor Party's actual knowledge, which affects Transferor Party's Property or any portion thereof;

        (b) Organization and Standing. Transferor Party is an entity of the type described in the opening paragraph of the Agreement, duly organized, validly existing and in good standing under the laws of the State of its formation, has, or with respect to TST, as of the First Closing will have all necessary authority to transact business in California and, subject to obtaining the internal approvals identified in the Agreement, has full power and authority to enter into this Agreement and complete the transaction contemplated hereunder;

        (c) No Other Sales. Transferor Party has not entered into, and has no legal notice of any claim relating to, any other contracts for the sale of all, any portion of, or any interest in Transferor Party's Property, and Transferor Party has not granted, and has no legal notice of any claim relating to, any rights of first refusal or options to purchase the all, any portion of, or any interest in Transferor Party's Property;

        (d) Approvals. Transferor Party has not received written notice (or, if any such notice has been received the violation described in such notice has been cured) that any consent, authorization, variance, license, permit, or approval (collectively, the "Approvals") relating to or required for the operation or occupancy of Transferor Party's Property and required in order for Transferor Party to carry out the transactions contemplated hereby has not been validly and unconditionally obtained (or, if there existed any condition with respect thereto, such condition has been satisfied) or is not in full force and effect. Materially true, accurate, and complete copies of all Approvals in Transferor Party's possession have been, or will be, delivered to the Transferee Party prior to the Closing as part of the Property Documents. All fees, charges, and other payments in connection with the Approvals have been paid in full. Without the prior written approval of Transferee Party, as of the Closing Date, except in the ordinary course of business, there will be no application for any Approval which is pending. Transferor Party shall have no liability with respect to this Subsection (d) to the extent of information that was readily available to Transferee Party from public records on the date on which Transferee Party conducted its due diligence;

        (e) Tenant Agreements. Other than the Leases and the Permitted Encumbrances, there are no other lease amendments or agreements between Transferor Party and any tenant. Transferor Party has made no other agreements (whether written or oral) in the nature of a lease affecting Transferor Party's Property that has not expired or terminated or will not expire or terminate as of the Closing;

        (f) No Continuing Employees. There are no persons employed in connection with the use, operation, maintenance or management of Transferor Party's Property whom the Transferee Party would be obligated to retain or compensate or provide benefits for after the Closing, unless Transferee Party obligates itself to do so by a separate written agreement;

        (g) Personal Property. A materially true and accurate list of the personal property of material value used in connection with the operations of Transferor Party's Property shall be attached as Exhibit K hereto within thirty (30) days of the Agreement Date, and a true and accurate list of such personal property of material value, not materially varying from the attached, will be updated as of the Closing Date and will be attached to the Bill of Sale delivered to Transferee Party at Closing. All of such personal property of material value is owned by Transferor Party in its own name. As of the Closing, none of such personal property of material value will be leased or be subject to any liens or conditional sales contracts (personal property complying with such representations and warranties is referred to herein as the "Personal Property");

(2) Qualified Representations and Warranties. The representations and warranties set forth below in this Section 2.01(2) are given by Transferor Party pursuant to their terms and to the best knowledge of Transferor Party:

        (a) Leases. To the best of Transferor Party's knowledge, the schedule of the leases, the separate schedule of security deposits and a separate delinquency report for the Property (collectively, the "Lease Reports"), all attached as Schedules to Exhibit H hereto, are materially true and accurate as of the Agreement Date. New Lease Reports, all updated as of the Closing Date will be delivered to Transferee Party at Closing, and will be materially true and accurate to the best of Transferor Party's knowledge. Except as otherwise expressly disclosed on the Lease Reports and updated Lease Reports to be delivered at Closing, to the best of Transferor Party's knowledge: (a) no advance payment or prepayment of rents, fees, or other charges for more than the current month have been made under the Leases, (b) there are no security deposits (whether in the form of cash or other forms of deposits) or other monies being held by or on behalf of Transferor Party for the account of the Tenants pursuant to the Leases, (c) the Tenants are not in arrears in the payment of any rent or any sum due under the Leases, (d) all rents and other sums payable under the Leases are being paid without offset, concession, rebate, abatement, deduction, or allowance, and (e) no written claim has been received by Transferor Party from any of the tenants in Transferor Party's Property;

        (b) No Actions. To the best of Transferor Party's knowledge, there are no pending, threatened or contemplated actions, suits, arbitrations, claims or proceedings, at law or in equity, affecting Transferor Party's Property or in which Transferor Party is, or will be, a party by reason of Transferor Party's ownership of Transferor Party's Property, including, but not limited to, judicial, municipal or administrative proceedings in eminent domain, alleged building code, health and safety or zoning violations, reassessment of the real estate taxes on Transferor Party's Property, employment discrimination or unfair labor practices, or worker's compensation, personal injuries or property damages alleged to have occurred at Transferor Party's Property or by reason of the condition or use of Transferor Party's Property.;

        (c) Environmental Laws. To the best of Transferor Party's knowledge, except as disclosed in any report, study, audit, or other materials delivered to Transferee Party by Transferor Party or Discovered by Transferee Party and in Schedule 2A: (a) no Hazardous Materials (as defined below) are located on Transferor Party's Property in violation of Environmental Law; (b) no underground storage tanks are located on Transferor Party's Property; (c) Transferor Party's Property has never been used as a dump for waste material; (d) Transferor Party's Property complies with all applicable Environmental Laws; and (e) the materials, incorporated into the Improvements (including, but not limited to, any landfill) do not include asbestos, urea formaldehyde, lead or other Hazardous Materials in violation of any Environmental Law. The term "Environmental Laws" shall mean all statutes specifically described in the definition of "Hazardous Materials" in Schedule 1 and all federal, state, and local environmental health and safety statutes, ordinances, codes, rules, regulations, orders, and decrees regulating, relating to, or imposing liability or standards concerning or in connection with Hazardous Materials, in each case as codified as of the date the foregoing representation and warranty is made;

        (d) Operations Permitted. To the best of Transferor Party's knowledge, the operation (and except as otherwise described on Schedule 2A or Schedule 2B) and current use of the Property by Transferor Party are permitted under all applicable zoning statutes, ordinances, regulations, and laws

                (collectively, the "Classification") and restrictions, covenants, easements, and cross-easements affecting Transferor Party's Property. To the best of Transferor Party's knowledge, as of the Closing Date, the Classification is not subject to any conditional variance or conditional permit granted with respect to Transferor Party's Property, and does not require any further approval nor any other action. Transferor Party shall have no liability with respect to this Section (d) to the extent of information that was available to Transferee Party from public records, Title Commitment or Survey on the date on which Transferee Party conducted its due diligence or is Discovered by Transferee Party or its consultants at any time prior to Closing or is actually known by the Transferee Party as of the Agreement Date;

        (e) Utilities. To the best of Transferor Party's knowledge, all utilities required for the use, operation, maintenance, and management of Transferor Party's Property either enter Transferor Party's Property through adjoining public streets or, if they pass through adjoining private land, do so in accordance with valid public easements or private easements inuring to the benefit of the Transferee Party;

        (f) Property Documents. To the best of Transferor Party's knowledge, all of the Property Documents delivered to Transferee Party by or on behalf of Transferor Party which were prepared by or on behalf of Transferor Party constitute books, records and other materials prepared by or on behalf of Transferor Party, in good faith, in connection with Transferor Party's actual development or operation of Transferor Party's Property. Transferor Party makes no other representations or warranties of any kind to Transferee Party as to the accuracy or completeness of the content of the Property Documents, any other documents or other information delivered to Transferee Party pursuant to this Agreement; and

(3) No Other Representations or Warranties by Transferor Party. Transferor Party makes no representations and warranties other than those contained in the Agreement to which this Schedule is attached and this Schedule "2."

(4) Actual Knowledge. Any and all representations and warranties by Transferor Party to its best knowledge, actual knowledge, knowledge, that Transferor Party has no knowledge (and any other similar conditions or expressions contained in other provisions of the Agreement applicable to Transferor Party) are hereby expressly limited to matters within the actual, not the imputed or constructive, knowledge of, with respect to CCC5 and WHQ, Marcia Cohen, John Sorci, and the WHQ Building Manager and with respect to CCC2, Thomas M. Shapiro.

(5) True Now and at Closing. The truth of the foregoing representations and warranties in all material respects on and as of the date hereof and on and as of the Closing (updated for changes between the date hereof and the Closing Date) shall be a condition precedent to Transferee Party's obligations to close the transaction contemplated under this Agreement. Other than updates required by this Agreement, such as the "Lease Reports" defined below, if any updates to the representations and warranties disclose issues that would have a material adverse impact on Transferee Party's purchase, such updates must be approved by Transferee Party as a condition to Closing. Subject to and in accordance with the provisions of Section 6.4 of the Agreement, Transferor Party's representations and warranties shall survive the Closing and the delivery of the Grant Deed.

        2.02    Transferee Party's Independent Investigation.

                (a) Transferee Party acknowledges and agrees that it has been given or expects to be given, a full opportunity to inspect and investigate each and every aspect of Transferor Party's Property, either independently or through agents of Transferee Party's choosing, including, without limitation:

                        (l) All matters relating to title, together with all governmental and other legal requirements such as taxes, assessments, zoning, use permit requirements and building codes.

                        (2) The physical condition and aspects of Transferor Party's Property, including, without limitation, the utilities, and all other physical and functional aspects of Transferor Party's Property. Such examination of the physical condition of Transferor Party's Property shall include an examination for the presence or absence of Hazardous Materials, which shall be performed or arranged by Transferee Party at Transferee Party's sole expense.

                        (3) Any easements and/or access rights affecting Transferor Party's Property.

                        (4) The service contracts and any other documents or agreements of significance affecting Transferor Party's Property which have been provided by Transferor Party or otherwise made available to Transferee Party or which have been Discovered by Transferee Party through any means in connection with its or its consultants' investigation with respect to Transferor party's Property.

                        (5) All other matters of material significance affecting Transferor Party's Property.


                (b)     "AS IS WITH ALL FAULTS".

                TRANSFEREE PARTY SPECIFICALLY ACKNOWLEDGES AND AGREES THAT TRANSFEROR PARTY IS TRANSFERRING AND TRANSFEREE PARTY IS ACQUIRING TRANSFEROR PARTY'S

                PROPERTY ON AN "AS IS WITH ALL FAULTS" BASIS AND THAT TRANSFEREE PARTY IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF FITNESS OR FITNESS FOR A PARTICULAR PURPOSE, FROM TRANSFEROR PARTY, ITS AGENTS, OR BROKERS AS TO ANY MATTERS CONCERNING THE PROPERTY EXCEPT AS EXPRESSLY SET FORTH IN SCHEDULE "2," AND THE AGREEMENT TO WHICH THIS SCHEDULE IS ATTACHED.


2.03 Transferee Party's Representations and Warranties. In addition to the representations and warranties made by Transferee Party in Section 2.02 of this Schedule 2, Transferee Party hereby makes the following representations and warranties to Transferor Party:

        (a) Execution. The execution and delivery of the Agreement will not constitute a breach of or a default under any agreement or other instrument to which the Transferee Party is a party which would have a materially adverse affect on the Transferee Party's ability to fulfill its obligations under this Agreement.

        (b) No Other Representations or Warranties. Transferee Party acknowledges that Transferor Party has made no other representations or warranties other than those contained in this Schedule "2" and in the Agreement to which this Schedule "2" is attached.

                                   SCHEDULE 2A
             EXCEPTIONS TO SYMANTEC'S REPRESENTATIONS AND WARRANTIES


A.      CCC5.

        - At the time of the acquisition of the CCC5 Property by Symantec's designee in 1997, the Property was used as a surface parking area by users within Cupertino City Center.

        - As a condition to the acquisition of the Property, Symantec made various commitments to other owners or property within Cupertino City Center (and certain of their lenders) to provide extra parking facilities within the parking structure to be built on the Property as part of the Building CCC5 project to accommodate the parking needs of such other owners and users.

        - Among other documents evidencing the right of such other owners and users, is that certain Parking Easement and Relocation Agreement recorded February 5, 1997 as Document #13602281 in the Official Records and Santa Clara County (the "Parking Easement and Relocation Agreement").

        - In addition, to the Parking Easement and Relocation Agreement, certain parking rights have been granted pursuant to recorded easements in favor of the apartment project located across the entry driveway to Building CCC5 and in favor of the WHQ Property.

        - In order to accommodate the various parking requirements, the parking structure was expanded below ground beyond the parcel boundaries for the Property. Various easements and other agreements were obtained from affected parties in order to authorize such expansion of the parking structure and the installation and maintenance of (i) electrical and communications infrastucture within such expanded area and (ii) landscaping treatments.

        - In order to facilitate the construction process, a "tie-back easement" was obtained from a neighboring property owner.

        - The foregoing is not intended to be a comprehensive list or to serve as substitute for TST's thorough investigation of title and all other matters relating to the CCC5 Property.

A.      WHQ.


                The following statements describe relevant information relating to WHQ of which TST should be aware as TST conducts its investigations during the Feasibility Period:

        -       3rd Floor, South Wing has several roof leaks

        -       3rd Floor, North Wing A/C system has a large pressure drop

        -       Building carpets need replacing

        -       Parking lot stall lines need repainting

                                   SCHEDULE 2B
               EXCEPTIONS TO TST'S REPRESENTATIONS AND WARRANTIES

        Cupertino City Center Buildings ("Buildings") and its affiliates own certain properties within the, Cupertino City Center, and is effectively by succession the Declarant under that certain Declaration of Covenants, Conditions and Restrictions and Grant of Easements for Cupertino City Center dated October 2, 1985 (the "Original Declaration").

        Pursuant to the terms of the Original Declaration a Parking Structure was designated for Lot 3 of Tract 7734, to contain 1,232 spaces, to be used by the owners of Lots 1, 2, and 4. CCC2 is located on Lot 2. The original Declaration also provided that the owner of each Lot would be allocated a non-exclusive easement for the use of "such a number of parking spaces therein as are reasonably necessary to satisfy the Minimum Parking Ratio applicable to each such Lot." TST believes that the contemplated number of parking spaces in the Original Declaration is not sufficient to satisfy the Minimum Parking Ratio for the building to be built on Lots 1, 2, and 4 at such time as all three Lots are fully developed. As of the Agreement Date, Lot 4 remains undeveloped. A Parking Structure has been built on Lot 3, which contains approximately 1,265 spaces.

        On February 2, 1987, through a recorded Deed of Trust, Buildings granted to the Travelers Insurance Company ("Travelers"), the present fee owner of CCC2, a non-exclusive easement to park 494 automobiles in the Parking Structure. In that Deed of Trust, Buildings warranted and represented that it would not grant easements for the benefit of other properties for parking in the Parking Structure that would overburden the Parking Structure or would violate applicable zoning laws.

        On April 15, 1987, Buildings granted to the owner of Lot I in Tract 7734 a non-exclusive easement for parking 580 automobiles in the Parking Structure pursuant to an Agreement and Grant of Permanent Easement, Thereafter, on August 28, 1987, the Original Declaration was amended by a First Amendment to Declaration (the "First Amendment") to incorporate nine additional Lots in the adjoining Tract 7953 into the Cupertino City Center complex. The First Amendment restricted the Declarant's right to grant further parking rights in the Parking Structure without the consent of the owners and mortgagees of Lots 1 and 2 of Tract 7734, which would include Travelers as the then mortgagee of Lot 2.

        On November 1, 1989, in a Deed of Trust for the benefit of Teachers Insurance & Annuity Association of America ("TIAA"), Buildings granted a non-exclusive easement for parking 193 automobiles within the Parking Structure for the benefit of Lots 2 and 3 of Tract 7953 This increased the parking allocation within the Parking Structure to 1,267 spaces. The subject TIAA Deed of Trust provided in part that the grant of easement had received all necessary approvals and consents, including the consents of owners and mortgagees of Lots I and 2 of Tract 7734. TST has no knowledge whether Travelers was consulted or provided any consent in this regard.

        On or about October 3, 1996, a Parking Easement and Relocation
Agreement (the "Relocation Agreement") was entered into between Buildings, TIAA, and several other parties (and which was approved and consented to by Symantec on September 30, 1996), under which certain parking rights benefiting Lots 2 and 3 in Tract 7953 can be temporarily relocated either to the Parking Structure or to alternate parcels (Lots 1 and 6 in Tract 7953), The Relocation Agreement relates to parking rights for a total of 255 additional automobiles, The term of this temporary parking easement is three years from the date that Buildings sends a notice to the applicable parties designating which area is to be burdened with temporary additional parking. As of the Agreement Date, TST believes that Travelers has not received any such notice, so it is presumed that temporary parking rights in the Parking Structure have not been granted by Buildings pursuant to the Relocation Agreement.

        TST further believes that Travelers is not aware of any effort to gain Travelers consent to the Relocation Agreement, as required under the First Amendment. However, TST is aware that on February 7, 1997, in a document entitled Second Amendment to Declaration (the "Second Amendment"), Buildings purported to modify the First Amendment by retroactively providing that the consent and approval requirements for the granting of additional parking rights shall not apply to the Relocation Agreement and "any parking temporarily relocated after the date hereof from Lot 4 of Tract 7734 on terms and conditions which are similar to those contained in the [Relocation Agreement.]"

        TST believes that Travelers was not consulted and did not consent to the Second Amendment. While the original Declaration specifies that Buildings (as the Class B member) has the sole right to amend the Declaration, it also states that any amendment that would have a materially adverse effect on any mortgagee requires the consent of such mortgagee. TST is not aware of mortgagee consent to the Second Amendment. Moreover, according to the Declaration, in the event a mortgagee succeeds to the ownership interest of any so-called Class B member's voting rights, then that Mortgagee also succeeds to the Class B member's voting rights. Accordingly, Travelers, upon its foreclosure of CCC2 arguably succeeded to the Class B member voting rights of the original owner of Lot 2. Travelers was not given the opportunity to vote in connection with the Second Amendment.

        TST HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE PURCHASER OF LOT 2 AND CCC2 WILL HOLD AN IRREVOCABLE EASEMENT TO PARK 494 AUTOMOBILES WITHIN THE PARKING STRUCTURE OR ANY REPRESENTATION OR WARRANTY THAT THE PARKING STRUCTURE IS ADEQUATE TO SATISFY THE MINIMUM PARKING REQUIREMENTS FOR EACH LOT WITH RIGHTS TO PARK THEREIN.

                                   SCHEDULE 3
                          SPECIFIC ESCROW INSTRUCTIONS

3.01    Conditions to Closing.

        (a) Conditions for the Benefit of Transferee Party. In addition to any other obligations contained in this Agreement, the following shall constitute covenants of Transferor Party and conditions to Transferee Party's obligation to purchase the Property from Transferor Party and are for the benefit of Transferee Party, the failure of any of which shall constitute a default by Transferor Party in Closing.

                (i) Transferor Party Closing Covenant Items. The following items are conditions for the Benefit of Transferee Party, and are covenants of Transferor Party:

                        (1) Grant Deed. Transferor Party shall have delivered to Escrow Holder prior to the time set for Closing a duly executed and acknowledged Grant Deed in the form attached hereto as Exhibit "B."

                        (2) Non-Foreign Status Affidavit. Transferor Party shall have delivered to Escrow Holder prior to the time set for Closing a Non-Foreign Status Affidavit executed by Transferor Party in the form attached hereto as Exhibit "C" as well as any similar Affidavit required by the State of California.

                        (3) Assignment. Transferor Party shall have delivered to Escrow Holder prior to the time set for Closing a duly executed Assignment in the form attached hereto as Exhibit "H."

                        (4) Bill of Sale. Transferor Party shall have delivered to Escrow Holder prior to the time set for Closing, a duly executed Bill of Sale in the form attached hereto as Exhibit R.

                        (5) Other Documents and Sums. Transferor Party shall deliver to Escrow Holder all other documents and sums reasonably required of Transferor Party to carry out the Closing, including, without limitation, the Closing Statement and Closing Instructions.

                (ii) Other Transferee Party Closing Conditions. The following items are conditions for the benefit of Transferee Party, but are NOT covenants of Transferor Party:

                        (1) Transferor Party's Representations and Warranties are True and Correct. Transferor Party shall have delivered to Escrow Holder on or before the time set for Closing a certificate of Transferor Party stating either (i) that all of the representations and warranties made by Transferor Party in this Agreement remain true and correct as of the Closing and that Transferor Party has complied with all of the covenants of Transferor Party contained therein or (ii) that (i) is true but listing any exceptions thereto that have occurred since the date of this Agreement.

                        (2) Title Policy. The Title Insurer shall agree in writing that it will in fact issue the Title Policy from Title Insurer subject only to the Permitted Exceptions.

        (b) Conditions for the Benefit of Transferor Party. In addition to any other obligations contained in this Agreement, the following shall constitute conditions to Transferor Party's obligation to sell the Property to Transferee Party and shall be for the benefit of Transferor Party, the failure of any of which shall allow Transferor Party to terminate this Agreement:

                (i) Delivery of Consideration. Transferee Party shall deliver the Consideration to Escrow Holder prior to the time set for Closing.

                (ii) Other Documents and Sums. Transferee Party shall deliver to Escrow Holder all other documents and sums reasonably required of Transferee Party to carry out the Closing, including, without limitation, the Closing Statement and Closing Instructions.

                (iii) Transferee Party's Representations and Warranties are True and Correct. Transferee Party shall have delivered to Escrow Holder on or before the time set for Closing a certificate of Transferee Party stating that all of the representations and warranties made by Transferee Party in this Agreement remain true and correct as of the Closing and that Transferee Party has complied with all of the covenants of Transferee Party contained therein.

3.02 Recordation of Grant Deed and Delivery of Funds. Upon receipt of the funds and instruments described in this Schedule "3," and upon the satisfaction (or deemed satisfaction as the case may be) or waiver of the conditions specified in this Schedule "3," Escrow Holder shall cause the Grant Deed to be recorded in the official records of the County Recorder of the County (with documentary transfer tax information to be affixed by separate affidavit) and shall deliver the proceeds of this escrow (as set forth on the Closing Statement delivered by Transferee Party and Transferor Party) to Transferor Party. All sums to be disbursed to Transferor Party by Escrow Holder shall be in cash, by wire transfer, or in other immediately available funds.

3.03 Prorations. All items of revenue and expense from the Projects shall be prorated as of the Closing Date. Without limiting the foregoing:

        (a) All prorations shall be based on a 30-day month and a 360-day year. All items of income and expense for the date on which Closing occurs shall be allocated to Transferee Party.

        (b) Real property taxes and assessments shall be prorated between Transferee Party and Transferor Party based on the latest available tax information. In the event any supplemental tax bill is issued following the Closing Date, Transferor Party shall pay to Transferee Party all additional amounts applicable to the time prior to the Closing Date upon written request of Transferee Party.

        (c) The present insurance coverage on the Property shall be terminated as of the Closing Date and final bills shall be issued as of the Closing Date for all public utility services on the Property and there shall be no proration of insurance premiums or public utility bills. Any deposits on utilities paid by Transferor Party shall be returned to Transferor Party. Transferee Party shall cause all utilities to be placed in Transferee Party's name on and after the Close of Escrow.

        (d) Rental income actually received from the Property shall be prorated as of the Closing Date. Past due rentals shall be handled as follows: Transferor Party shall retain the right to collect receivables from former tenants who are no longer in residence at the Property as of the Closing Date, but Transferee Party shall have the right to collect and retain all receivables from tenants still in residence on the Closing Date. Transferor Party shall receive a credit from Transferee Party at Closing for: (1) 100% of receivables less than thirty (30) days past due from Tenants that are still in residency at the Property as of the Closing Date; and (2) 60% of receivables less than sixty
                (60) days but thirty (30) or more days past due from Tenants that are still in residency at the Property as of the Closing Date. The amount of all security deposits shall be deducted from Transferor Party's account at Closing. By execution of the Closing Statement, Transferor Party shall be deemed to have represented and warranted that the amount of security deposits so deducted from Transferor Party's accounts constitutes the entire amount of security deposits from tenants in the Property.

3.04    Costs of Escrow.

        (a)     Transferor Party shall pay the documentary transfer tax and;

                (i) All costs not specifically referenced herein customarily allocated to Transferor Party in the County;

                (ii)    [Intentionally Omitted];

                (iii) The cost of any of Transferor Party's other obligations hereunder.

        (b)     Transferee Party shall pay:

                (i) All costs not specifically referenced herein customarily allocated to Transferee Party in the County;

                (ii) The cost of title coverage for the Property being acquired by such Transferee Party pursuant to Section
                        5.2.2.2.3 of the Agreements;

                (iii) The cost of any of Transferee Party's other obligations hereunder.

3.05 Escrow Cancellation Charges. In the event that any Closing shall fail to occur by reason of the default of either party, the defaulting party shall be liable for all escrow cancellation charges. In the event that any Closing shall fail to occur for any other reason, Transferee Party and Transferor Party shall each be liable for one-half of any escrow cancellation charges.

3.06 Default. TIME IS OF THE ESSENCE in this Agreement and if Transferee Party or Transferor Party (the "Defaulting Party") fails to deposit any of the amounts due pursuant to this Agreement, or to perform any other act when due, then the other party (the "Non-Defaulting Party") may give notice to the Defaulting Party demanding that such failed performance be completed and if such failed performance has not been completed within five (5) days following such notice, the Non-Defaulting Party may terminate this Agreement by notice in writing to the Defaulting Party and Escrow Holder at which time Escrow Holder shall cancel this escrow and the Non-Defaulting Party shall thereupon be released from its obligations under this Agreement except for any liability under any indemnity in the Agreement which expressly survives termination of this Agreement and Transferee Party's liability for Transferee Party's Work Product (if, and only if, Transferee Party was the Defaulting Party).

3.07 Additional Escrow Instructions. If required by Escrow Holder, Transferee Party and Transferor Party shall execute Escrow Holder's usual form of supplemental escrow instructions for transactions of this type, provided, however, that (a) in the event that any portion of such additional escrow instructions shall be inconsistent with the provisions of this Agreement, the provisions of this Agreement shall prevail to the extent of any such inconsistency; and (b) no provision thereof shall have the effect of modifying this Agreement unless it is expressly so stated and such express statement is initialed by Transferee Party and Transferor Party.

                                   SCHEDULE 4
                            MISCELLANEOUS PROVISIONS

4.01 No Brokers. Except for a Broker identified in the Specific Terms as a "Broker-Symantec Corporation" or "Broker-TST Development, L.L.C.," each party represents to the other that it has not had any contact or dealings regarding the Property, or any communication in connection with the subject matter of this transaction, through any real estate broker or other person who can claim a right to a commission or finder's fee. If any broker or finder makes a claim for a commission or finder's fee based upon a contact, dealings, or communications, the party through whom the broker or finder makes this claim shall indemnify, defend with counsel of the indemnifying party's choice (subject to the reasonable approval of the indemnified party), and hold the indemnified party harmless from all expense, loss, damage, liability and claims, including the indemnified party's attorneys' fees, if necessary, arising out of the broker's or finder's claim

4.02 Attorneys' Fees. In any legal proceeding between the parties to this Agreement, each party shall be responsible for its own attorneys fees and any other costs of such proceeding and neither party shall be entitled to recover any such attorneys fees or other costs from the other party.

4.03 Notices. Any notice, request, demand or other communication given or required to be given hereunder ("notice") shall be given in writing and personally delivered, or sent by United States registered or certified mail, return receipt requested, postage prepaid, or sent by a nationally recognized courier service such as Federal Express, addressed to the party to receive such notice as specified in the Agreement. Delivery of any notice shall be deemed made on the date of actual delivery thereof to the address of the addressee, if personally delivered, and on the date indicated in the return receipt or courier's records as the date of delivery or first attempted delivery to the address of the addressee, if sent by mail or courier. Notice may also be given by telecopier to any party having a telecopier machine compatible with the telecopier machine of the party sending the notice. Any notice given by telecopier shall be deemed delivered when received by the party to whom the telecopy was addressed. Any party may change its address or telecopier number for notice purposes by giving notice to the other party and to Escrow Holder.

4.04 Determination of Dates. If performance under the Agreement is required on or before a specific day on the calendar, such date shall be determined as set forth in this Section. If a number of days is the listed measure for determining a date, "days" shall mean calendar days (unless otherwise specified). If the determined date falls on a Saturday, Sunday or a United States national holiday, the determined date shall be the next succeeding calendar day that is not a Saturday, Sunday or United States national holiday.

4.05 Assignment. Subject to any terms and conditions respecting assignability elsewhere specified, this Agreement shall not be assignable without the written consent of the other Party, and, to the extent assigned in accordance with the terms of this Agreement, shall be binding upon the parties hereto and their respective heirs, successors or representatives. Unless otherwise specified elsewhere in this Agreement, any permitted assignment shall not relieve the assignor of assignor's obligations under this Agreement and no such assignment shall be effective unless such assignee assumes each and every obligation of assignor hereunder.

4.06 Relationship of Parties. The relationship of the parties to this Agreement shall be solely that of Transferee Party and Transferor Party, and nothing herein contained shall be construed otherwise.

4.07 Governing Law. This Agreement shall be construed in accordance with the laws of the State of California.

4.08 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties may require.

4.09 Headings. All headings of this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

4.10 Severability. If any paragraph, section, sentence, clause or phrase contained in this Agreement shall become illegal, null or void against public policy, or otherwise unenforceable, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void, against public policy, or otherwise unenforceable, the remaining paragraphs, sections, sentences, clauses or phrases contained in this Agreement shall not be affected thereby.

4.11 Waiver. The waiver of any breach of any provision hereunder by Transferee Party or Transferor Party shall not be deemed to be a waiver of any preceding or subsequent breach hereunder. No failure or delay of any party in the exercise of any right given hereunder shall constitute a waiver thereof nor shall any partial exercise of any right preclude further exercise thereof.

4.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

4.13 Time of Day. When any performance required under the Agreement is required to be completed by a particular time of day, the time then applicable to the time zone in which the Property is located shall be assumed unless otherwise specified.

4.14 No Recordation. Neither this Agreement, nor any memorandum of this Agreement may be recorded without the execution by Transferor Party of a separate written document in the form to be recorded, provided that at the First

        Closing, TST shall have the right to record a memorandum of this Agreement against WHQ and CCC2 with respect to the rights of first refusal and first offer. Transferor Party acknowledges and agrees that recordation of such a memorandum is a condition to release of any of the Deposit to Transferor Party in accordance with the terms of this Agreement. If such a memorandum is so recorded, Transferee Party agrees to execute for recording a release of such memorandum upon demand by Transferor Party after the expiration or earlier termination of the rights described therein.

4.15 Construction. The parties hereto acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits thereto.

4.16    [Intentionally Omitted]

4.17    [Intentionally Omitted]

4.18 Transferee Party Work Product. In the event the Closing does not occur and this Agreement is terminated as a result of the default by Transferee Party under this Agreement, Transferor Party may elect that Transferee Party deliver to Transferor Party copies, at no charge to Transferor Party, of Transferee Party's Work Product. Transferor Party acknowledges that Transferee Party's only obligation is to make copies of Transferee Party's Work Product and that Transferor Party may not be able to legally rely on any of the same. As used herein, Transferee Party Work Product shall mean the following, and only the following: a copy of any architectural review which has been performed for Transferee Party by an third party consultant, a copy of any environmental review which has been performed for Transferee Party by an third party consultant, and copy of any survey which has been performed for Transferee Party by a third party surveyor.

4.19 Time of Essence. TIME IS OF THE ESSENCE in this Agreement as to all dates and time periods set forth herein.

4.20 Payments. All payments required pursuant to this Agreement shall be paid in immediately available US Dollars.

                                LIST OF EXHIBITS
                                  EXHIBIT LIST
                       LIST OF EXHIBITS TO BE ATTACHED TO
           AGREEMENT FOR EXCHANGE AND PURCHASE AND ESCROW INSTRUCTIONS

EXHIBIT          TITLE

A                Legal Descriptions
B                Forms of Grant Deed
C                Non-Foreign Status Affidavits
D                Form of Elections to Proceed
E                Building CCC5 Plans and Architect's Contract
F                [Intentionally Omitted]
G                List of Property Documents
H                Assignment and Assumption of Apple Lease
I                Forms of Assignment and Assumption of Obligations
J                Forms of Buyer's Certificate
K                Personal Property List
L                Condition of Title at Closing
M                Building CCC5 Preliminary Acceptance Form
N                Certificate of Substantial Completion
O                Building CCC5 General Contract
P                Acknowledgements of HOK and Webcor
Q                Form of Apple Computer Estoppel Certificate
R                Bill of Sale

                                    EXHIBIT A
                                LEGAL DESCRIPTION
                                     (CCC5)

        Real property in the City of Cupertino, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

        Lot 5 as shown on that certain Map of Tract No. 7953 Cupertino City Center Phase III, which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California on February 27, 1987, in Book 571 of Maps, Pages 36 and 37, and all easements, rights, benefits and privileges appurtenant thereto.

PARCEL TWO:

        Easements as described in the Section entitled "Easements and Rights Reserved for Owners" of the Article entitled "Easements and Rights of Entry" of the Declaration of Covenants, Conditions and Restrictions and Grant of Easements for Cupertino City Center recorded October 9, 1985, in Book J482, page 1907, as amended by that certain First Amendment to Declaration of Covenants, Conditions and Restrictions and Grant of Easements recorded September 2, 1987, in Book K281, page 2071, each in the Official Records of Santa Clara County, California.

PARCEL THREE:

        Easements for parking, landscaping, support, settlement and encroachment as granted to Cupertino City Center Buildings, a California Limited Partnership, in the Grant of Easement (Cupertino City Center 5) recorded February 5, 1997 under Series No. 13602286.

                                   EXHIBIT "A"
                             LEGAL DESCRIPTION CCC2
                                    TS# 74432


PARCEL ONE:

Lot 2 as shown on that certain Map of Tract No. 7734 filed October 9, 1985 in Book 550 of Maps, Pages 24, 25 and 26, Official Records of Santa Clara County.

Excepting therefrom the underground water rights conveyed to California Water Service Company, a California corporation, by Deeds recorded July 11, 1984 in Book I 709, Page 320, Official Records and September 7, 1984 in Book I 858, Page 185, Official Records.


PARCEL TWO:

A non-exclusive easement for the benefit of Parcel One, its owners, successors, assigns, employees, tenants, and invitees, for the parking of 494 automobiles in the commercial parking structure located on Lot 3 as shown on that certain map of Tract No. 7734 recorded in Book 550, Pages 24, 25 and 26, Official Records of the County of Santa Clara, and more particularly described as Parcel A of that certain Map of Tract No. 7870, a subdivision of Lot 3 of Map of Tract No. 7734 for condominium purposes, to be recorded in the Official Records of such County, prepared by Brian Kangas Foulk & Associates, and attached hereto as Exhibit A-2, together with a non-exclusive easement for vehicular ingress to and egress from such parking structure.


PARCEL THREE:

An easement for the benefit of Parcel One over that certain real property described as Lot 5 as shown on that certain Map of Tract No. 7734 filed October 9, 1985, in Book 550 of Maps, Pages 24, 25 and 26, Official Records of Santa Clara County, for an encroachment of certain improvements, all as more particularly described in that certain Grant of Encroachment Easement between Cupertino City Center Owners Association, as grantor, and Cupertino City Center Associates D, as grantee, recorded on February 26, 1987 in Book K 052, Page 518, Official Records of Santa Clara County.


Property Address:   20330 Torre Avenue, aka 20330 Stevens Creek Boulevard,
                    Cupertino, California

                                    EXHIBIT A
                                LEGAL DESCRIPTION
                                      (WHQ)

PARCEL ONE:

All of Parcel 2, as shown upon that certain Map entitled, "Parcel Map being a Subdivision of Lot 9 of Tract 3743 (186-MAPS-36 & 37)" which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California on December 12, 1978 in Book 432, of Maps, at page 3.

PARCEL TWO AND PARCEL THREE:

Appurtenant easements

                                   EXHIBIT B-1
                                GRANT DEED (CCC5)


RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

---------------------------------
---------------------------------
---------------------------------
Attention:
          -----------------------

MAIL TAX STATEMENTS TO:


---------------------------------
---------------------------------
---------------------------------
Attention:
          -----------------------


--------------------------------------------------------------------------------
                   (Space Above This Line for Recorder's Use)

                                   GRANT DEED

Amount of Documentary Transfer
Tax shown on attached paper -- not
for public record.

               FOR A VALUABLE CONSIDERATION, receipt of this is hereby
acknowledged,                 hereby grants to                , a              ,
the following described real property in the City of Cupertino, County of Santa Clara, State of California:

               PARCEL ONE: See Exhibit "A" which is attached hereto and incorporated by this reference;

               PARCEL TWO: All rights, if any, to park one or more vehicles anywhere within Cupertino City Center; and

               PARCEL THREE: All easements appurtenant to PARCEL ONE or PARCEL TWO.

               Subject to:   1.     Current taxes and assessments.
                             2.     [Permitted Exceptions]

               IN WITNESS WHEREOF, the parties hereto have executed this Grant

Deed as of this              day of                 , 19    .
               ------------        ----------------    ----

"SELLER"

SUMITOMO BANK LEASING AND FINANCING, INC., a
Delaware corporation

By:
   ------------------------------

***SellerProperty1SignatoryParty1***,
***SellerProperty1SignatoryParty1Capacity***, a General Partner


By:
   -----------------------------

***SellerProperty1SignatoryParty2***,
***SellerProperty1SignatoryParty2Capacity***, a General Partner

                                   EXHIBIT B-2
                                GRANT DEED (CCC2)

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:


---------------------------------
---------------------------------
---------------------------------
Attention:
          -----------------------

MAIL TAX STATEMENTS TO:


---------------------------------
---------------------------------
---------------------------------
Attention:
          -----------------------

--------------------------------------------------------------------------------
                   (Space Above This Line for Recorder's Use)

                                   GRANT DEED

Amount of Documentary Transfer
Tax shown on attached paper -- not
for public record.

               FOR A VALUABLE CONSIDERATION, receipt of this is hereby
acknowledged,               hereby grants to                , a                ,
the following described real property in the City of Cupertino, County of Santa Clara, State of California:

               PARCEL ONE: See Exhibit "A" which is attached hereto and incorporated by this reference;

               PARCEL TWO: All rights, if any, to park one or more vehicles anywhere within Cupertino City Center; and

               PARCEL THREE: All easements appurtenant to PARCEL ONE or PARCEL TWO.

               Subject to:   1.     Current taxes and assessments.
                             2.      [Permitted Exceptions]


               IN WITNESS WHEREOF, the parties hereto have executed this Grant
Deed as of this           day of     , 19   .
               -----------      -----    ---

"SELLER"

***SellerNameProperty2***, a

***SellerProperty2EntityState***
***SellerProperty2EntityType***

By:
   ------------------------------

***SellerProperty2SignatoryParty1***,
***SellerProperty2SignatoryParty1Capacity***, a General
Partner

By:
   -----------------------------

***SellerProperty2SignatoryParty2***,
***SellerProperty2SignatoryParty2Capacity***, a General
Partner

                                   EXHIBIT B-3
                                GRANT DEED (WHQ)

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:


---------------------------------
---------------------------------
---------------------------------
Attention:
          -----------------------

MAIL TAX STATEMENTS TO:



Attention:
          -----------------------

--------------------------------------------------------------------------------
                   (Space Above This Line for Recorder's Use)

                                   GRANT DEED
Amount of Documentary Transfer
Tax shown on attached paper -- not
for public record.

               FOR A VALUABLE CONSIDERATION, receipt of this is hereby
acknowledged,                hereby grants to                , a               ,
the following described real property in the City of Cupertino, County of Santa Clara, State of California:

               PARCEL ONE: See Exhibit "A" which is attached hereto and incorporated by this reference;

               PARCEL TWO: All rights, if any, to park one or more vehicles anywhere within Cupertino City Center; and

               PARCEL THREE: All easements appurtenant to PARCEL ONE or PARCEL TWO.

               Subject to:   1.     Current taxes and assessments.
                             2.     [Permitted Exceptions]

               IN WITNESS WHEREOF, the parties hereto have executed this Grant
Deed as of this              day of                 , 19    .
               ------------        ----------------    ----

"SELLER"

SUMITOMO BANK LEASING AND FINANCE, INC., a Delaware corporation

By:
   -----------------------------

***SellerProperty1SignatoryParty1***,
***SellerProperty1SignatoryParty1Capacity***, a General Partner

By:
   -----------------------------

***SellerProperty1SignatoryParty2***,
***SellerProperty1SignatoryParty2Capacity***, a General Partner

                                          EXHIBIT C
                             FORM OF NON-FOREIGN STATUS AFFIDAVIT

To inform ____________________. a _____________________ (the "Transferee") that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended ("Code") and under Section 18805(a)(2) of the California Revenue and Taxation Code will not be required upon the transfer of certain real property to the Transferee by ______________________ (the "Transferor"), the undersigned hereby certifies the following on behalf of the Transferor:

1. The Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

2. The Transferor's U.S. employer identification number is ***SellerProperty1TaxIDNo***; and

3.      The Transferor's office address is ***SellerAddress1***,
***SellerAddress2***, ***SellerAddressCity***, ***SellerAddressState***
***SellerAddressPostalCode***.

The Transferor understands that this Certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

Date                    , 19      .
    --------------------    ------

"TRANSFEROR"

                   , a
-------------------    -----------------------

By:
   -----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------

                                   EXHIBIT D-1
                               ELECTION TO PROCEED
                                     (CCC5)

To:     First American Title Guaranty Company [Escrow Holder]

        Re: Election to Proceed for Escrow No. ***EscrowNumber*** and the Property Known as CCC5

Ladies and Gentlemen:

Symantec Corporation is "Symantec" and TST Development, L.L.C. is "TST" under that certain Agreement of Exchange and Purchase and Escrow Instructions (the "Agreement") dated ***DateAgreement*** ("Agreement Date"). All capitalized terms defined in the Agreement shall have the same meanings when capitalized in this letter.

Pursuant to the Agreement, TST has had the right to purchase the Property since the Agreement Date and during the Feasibility Period, TST has been permitted to inspect conditions with regard to the Property by reviewing matters affecting entitlements to develop the Property and by conducting such feasibility investigations, studies and analyses thereon or thereabout as TST in TST's sole discretion has deemed appropriate and, without limiting the generality of the foregoing, the condition of title of the Property.

Based upon all such review and such feasibility investigations, studies and analyses conducted by TST, TST hereby elects to proceed with the purchase of the Property pursuant to the Agreement in accordance with and subject to the terms thereof, and TST hereby agrees at the Closing, and, subject to the terms of the Agreement, to accept title to the Property in the condition of the Pro Forma Title Policy issued by First American Title Insurance Company under its order number ***TitleNumberProperty1*** and dated ***DateTitlePolicyProFormaProp1***.



Very truly yours,

                                   EXHIBIT D-2
                               ELECTION TO PROCEED
                                     (CCC2)

To:       First American Title Guaranty Company [Escrow Holder]

        Re: Election to Proceed for Escrow No. ***EscrowNumber*** and the Property Known as CCC2

Ladies and Gentlemen:

The undersigned Symantec Corporation is "Symantec" and TST Development, L.L.C. is "TST" under that certain Agreement of Exchange and Purchase and Escrow Instructions (the "Agreement") dated ***DateAgreement*** ("Agreement Date"). All capitalized terms defined in the Agreement shall have the same meanings when capitalized in this letter.

Pursuant to the Agreement, Symantec has had the right to purchase the Property since the Agreement Date and during the Feasibility Period, Symantec has been permitted to inspect conditions with regard to the Property by reviewing matters affecting entitlements to develop the Property and by conducting such feasibility investigations, studies and analyses thereon or thereabout as Symantec in Symantec's sole discretion has deemed appropriate and, without limiting the generality of the foregoing, the condition of title of the Property.

Based upon all such review and such feasibility investigations, studies and analyses conducted by Symantec, Symantec hereby elects to proceed with the purchase of the Property pursuant to the Agreement in accordance with and subject to the terms thereof, and Symantec hereby agrees at the Closing, and, subject to the terms of the Agreement, to accept title to the Property in the condition of the Pro Forma Title Policy issued by First American Title Insurance Company under its order number ***TitleNumberProperty2*** and dated ***DateTitlePolicyProFormaProp2***.



Very truly yours,

                                   EXHIBIT D-3
                               ELECTION TO PROCEED
                                      (WHQ)

To:       First American Title Guaranty Company [Escrow Holder]

        Re: Election to Proceed for Escrow No. ***EscrowNumber*** and the Property Known as WHQ

Ladies and Gentlemen:

Symantec Corporation is "Symantec" and TST Development, L.L.C. is "TST" under that certain Agreement of Exchange and Purchase and Escrow Instructions (the "Agreement") dated ***DateAgreement*** ("Agreement Date"). All capitalized terms defined in the Agreement shall have the same meanings when capitalized in this letter.

Pursuant to the Agreement, TST has had the right to purchase the Property since the Agreement Date and during the Feasibility Period, TST has been permitted to inspect conditions with regard to the Property by reviewing matters affecting entitlements to develop the Property and by conducting such feasibility investigations, studies and analyses thereon or thereabout as TST in TST's sole discretion has deemed appropriate and, without limiting the generality of the foregoing, the condition of title of the Property.

Based upon all such review and such feasibility investigations, studies and analyses conducted by TST, TST hereby elects to proceed with the purchase of the Property pursuant to the Agreement in accordance with and subject to the terms thereof, and TST hereby agrees at the Closing, and, subject to the terms of the Agreement, to accept title to the Property in the condition of the Pro Forma Title Policy issued by First American Title Insurance Company under its order number ***TitleNumberProperty3*** and dated ***DateTitlePolicyProFormaProp2***.



Very truly yours,

                                    EXHIBIT E
                  BUILDING CCC5 PLANS AND ARCHITECT'S CONTRACT



A.      CONTRACT:

Original contract dated June 1, 1996 by and between Symantec Corporation, as "Owner" and HOK Architects as "Architect" delivered to TST pursuant to Transmittal dated June 19, 1998 as shown on Exhibit G;

Change Order #1 dated September 26, 1997 documenting HOK Additional Services #1-#6;

Change Order #2 dated August 20, 1998 documenting HOK Additional Services #7

B.       PLANS AND SPECIFICATIONS:

Those plans as listed on HOK Architects "Drawing Index" Sheet 1, 1A, 01 dated April 6, 1998

Those specifications as listed on HOK Architects "Index of Sections" dated August 5, 1998 (consisting of 3 pages) for Divisions 1 thru 16

Such plans and specifications will be transmitted to TST as soon as possible following the Agreement Date

                                    EXHIBIT F
                             [INTENTIONALLY OMITTED]

                                    EXHIBIT G
                           LIST OF PROPERTY DOCUMENTS




Following is a description of the Transmittals pursuant to which those Property Documents identified on such Transmittals were delivered to TST.

Each of such Transmittals was sent by Todd Arris of Sares-Regis Group of Northern California and addressed to:

                         Ms. Debbie Proskurniak
                         Tishman Speyer Properties L.P.
                         520 Madison Avenue
                         New York, NY 10022

1. Transmittal dated June 19, 1998;

2. Transmittal dated July 1, 1998; and

3. Transmittal dated July 20, 1998.

Reference is made to the content of such Transmittals for the purpose of identifying each of the Property Documents so delivered to TST.

                                    EXHIBIT H
                    ASSIGNMENT AND ASSUMPTION OF APPLE LEASE
                                  CITY CENTER 2

For good and valuable consideration, the receipt of which is hereby acknowledged, this Assignment is given as of the Closing of that certain Agreement of Exchange and Purchase and Escrow Instructions dated ***DateAgreement***______________ (the "Agreement") by and between SYMANTEC CORPORATION, a Delaware corporation as "Symantec" ("Assignee" herein) and TST DEVELOPMENT, L.L.C., a Delaware corporation as "TST" ("Assignor" herein). Assignor hereby irrevocably assigns, transfers and sets over to Assignee all of Assignor's right, title and interest in and to the following:

        (i) The lease of the entire CCC2 Building with Apple Computer, Inc. as "Tenant" (the "Apple Lease"),

        (ii) all tenant security deposits held by Assignor, if any, under the Apple Lease,

        (iii) all rent payable under the Apple Lease accruing from and after the Closing, provided that Assignor hereby reserves the right to collect and retain delinquent rentals under the Apple Lease, but Assignor may not bring an unlawful detainer proceeding against such Tenant or otherwise disturb such Tenant's occupancy; and

        (iv) Assignor, as "Landlord" under said Apple Lease, hereby elects to transfer such security deposits to Assignee pursuant to California Civil Code Section 1950.5(g)(1).

From and after the date hereof, Assignee shall have all of the rights and obligations of the Landlord under the Apple Lease, including, without limitation, all obligations to the Tenant under such Apple Lease with respect to such security deposits, as successor in interest to the Landlord's position under said Apple Lease as provided in California Civil Code Section 1950.5(j), but only to the extent of security deposits actually received by Assignee.

Subject to the terms and conditions set forth herein, Assignee hereby assumes all of the obligations in connection with the Apple Lease arising or first becoming due after the date hereof. Assignee hereby indemnifies and holds Assignor harmless from and against any and all loss, cost, damage or liability arising with respect to the items so assumed by Assignee.

Assignor hereby indemnifies and holds Assignee harmless from and against any and all loss, cost, damage or liability arising under the Apple Lease prior to the date hereof.

Any rents or other revenues owing under the Apple Lease for periods prior to the Closing Date shall be prorated between Assignor and Assignee pursuant to the Agreement.

Without limiting the representations and warranties otherwise given by Assignor with respect to the Apple Lease pursuant to the Agreement, Assignor hereby represents and warrants that (i) the Apple Lease has not previously been assigned and (ii) the Apple Lease is free from any encumbrance done, made or suffered by Assignor, or any person claiming under Assignor or under Assignor's predecessor in interest, except only for the Permitted Exceptions (as defined in the Agreement).

All terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective legal representatives, successors and assigns.

No modification, waiver, amendment, discharge or change of this Assignment shall be valid unless the same is in writing and signed by the Party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

This Assignment shall be construed and enforced in accordance with the laws of the State of California.

IN WITNESS WHEREOF, Assignor and Assignee have each executed this Assignment on this ___ day of ___________, _______. [SIGNATURES ON FOLLOWING PAGE]

[THIS IS THE SIGNATURE PAGE FOR the ASSIGNMENT AND ASSUMPTION OF LEASES by and between SYMANTEC CORPORATION as "ASSIGNOR" and TST DEVELOPMENT, L.L.C. as "ASSIGNEE" with respect to the Property known as CITY CENTER 5


"ASSIGNOR"                                           "ASSIGNEE"
SYMANTEC CORPORATION, a                              TST DEVELOPMENT, L.L.C., a
***SellerProperty1EntityState***                     ***BuyerEntityState***
***SellerProperty1EntityType***                      ***BuyerEntityType***

By:                                                  By:
   ---------------------------------------------        ------------------------------

***SellerProperty1SignatoryParty1***,                ***BuyerSignatoryPartyName1***
***SellerProperty1SignatoryParty1Capacity***, a      Its ***BuyerSignatoryPartyTitle1***
General Partner

By:
   --------------------------------------------

***SellerProperty1SignatoryParty2***,
***SellerProperty1SignatoryParty2Capacity***, a
General Partner

                                  SCHEDULE A TO
                       ASSIGNMENT AND ASSUMPTION OF LEASES
                                    RENT ROLL
                                     [CCC5]

Rent Roll

                                    EXHIBIT I
                FORM OF ASSIGNMENT AND ASSUMPTION OF OBLIGATIONS

For good and valuable consideration, the receipt of which is hereby acknowledged, this Assignment is given as of the Closing of that certain Agreement of Exchange and Purchase and Escrow Instructions dated ________ (the "Agreement") by and between SYMANTEC CORPORATION, a Delaware corporation as Symantec and TST DEVELOPMENT, L.L.C., a Delaware limited liability company as TST.

_________________ as "Assignor" herein hereby irrevocably assigns, transfers and sets over to ________________ as "Assignee" herein, all of Assignor's right, title and interest in and to the following with respect to the Property known as ------------------:

        (i) the contracts (the "Contracts") enumerated in Schedule A attached hereto and made a part hereof,

        (ii) any and all intangible rights and property now or hereafter owned by Assignor in connection with the Property, and


        (iii) to the extent assignable, all permits, licenses, certificates of occupancy use and operating permits and licenses and all other licenses, permits, approvals and certificates obtained or held in connection with the ownership or use of the Property.

Assignee hereby assumes all obligations first becoming due and payable after the date hereof in connection with all of the Contracts enumerated in Schedule A and the permits and approvals enumerated in Schedule B.

Assignor hereby indemnifies and holds Assignee harmless from and against any and all loss, cost, damage or liability arising under the Contracts prior to the date hereof.

Assignor hereby represents and warrants only that (i) it has not previously assigned the contracts, governmental permits and approvals, and (ii) that the contracts, governmental permits and approvals are free from any encumbrance done, made or suffered by Assignor, or any person claiming under him, except only for the Permitted Exceptions (as defined in the Agreement).

Except as set forth in the Agreement, Assignor makes no other representation or warranty in connection with this Assignment and, except for the foregoing, this Assignment is made without recourse to Assignor.

All terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective legal representatives, successors and assigns.

No modification, waiver, amendment, discharge or change of this Assignment shall be valid unless the same is in writing and signed by the Party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought. This Assignment shall be construed and endorsed in accordance with the laws of the State of California. IN WITNESS WHEREOF, Assignor and Assignee have each executed this Assignment on this ___ day of ________, _____.


"ASSIGNOR"                                             "ASSIGNEE"
                   , a                                                      , a
-------------------    -----------------               ---------------------    -----------
By:                                                    By:
   -------------------------------------                  ---------------------------------
Name:                                                  Name:
     -----------------------------------                    -------------------------------
Title:                                                 Title:
      ----------------------------------                     ------------------------------

                                  SCHEDULE A TO
                    ASSIGNMENT AND ASSUMPTION OF OBLIGATIONS

                                    CONTRACTS

                                  SCHEDULE B TO
                    ASSIGNMENT AND ASSUMPTION OF OBLIGATIONS

PERMITS AND APPROVALS:

                                   EXHIBIT J-1
                               BUYERS CERTIFICATE
                                     (CCC2)

The undersigned hereby affirms its agreement to the terms and conditions specified in Section 6.2.5 and Section 2.02 of Schedule 2 of the Agreement for Purchase and Sale and Escrow Instructions dated ***DateAgreement*** __________________ by and between the TST DEVELOPMENT, L.L.C. as "TST" and SYMANTEC CORPORATION as Symantec ("Agreement").

Symantec acknowledges that notwithstanding the fact that TST may have discussed the condition of the Property or other matters related to the Property with Symantec during Symantec's inspection of the Property or at any other time, the terms of Section 6.2.5 of the Agreement remain controlling.

The Property is being sold by TST "AS IS" and Symantec accepts the Property "AS IS" and hereby acknowledges and agrees that TST is making NO WARRANTIES, EXPRESS OR IMPLIED, other than expressly stated in the Agreement and in any documents delivered by TST at Closing regarding any aspect of the Property. THERE ARE ABSOLUTELY NO IMPLIED WARRANTIES OF ANY KIND COVERING THE PROPERTY.

Date:
     --------------------

"SYMANTEC"

SYMANTEC CORPORATION.,
a Delaware corporation

By:
-----------------------------------
***BuyerSignatoryPartyName1***
Its ***BuyerSignatoryPartyTitle1***

                                   EXHIBIT J-2
                               BUYERS CERTIFICATE
                                   (CCC5, WHQ)

The undersigned hereby affirms its agreement to the terms and conditions specified in Section 6.2.5 and Section 2.02 of Schedule 2 of the Agreement for Purchase and Sale and Escrow Instructions dated ***DateAgreement*** by and between the TST DEVELOPMENT, L.L.C. as "TST" and SYMANTEC CORPORATION as Symantec ("Agreement").

TST acknowledges that notwithstanding the fact that Symantec may have discussed the condition of the Property or other matters related to the Property with TST during TST's inspection of the Property or at any other time, the terms of
Section 6.2.5 of the Agreement remain controlling.

The Property is being sold by Symantec "AS IS" and TST accepts the Property "AS IS" and hereby acknowledges and agrees that Symantec is making NO WARRANTIES, EXPRESS OR IMPLIED, other than expressly stated in the Agreement and in any documents delivered by Symantec at Closing regarding any aspect of the Property. THERE ARE ABSOLUTELY NO IMPLIED WARRANTIES OF ANY KIND COVERING THE PROPERTY.

Date:
     --------------------------------------

"TST"

TST Development, L.L.C., a Delaware limited liability company

By:
   ----------------------------------------

***BuyerSignatoryPartyName1***
Its ***BuyerSignatoryPartyTitle1***

                                    EXHIBIT K
                             PERSONAL PROPERTY LIST
                  [ONE FOR EACH PROPERTY TO BE ATTACHED WITHIN
                     THIRTY (30) DAYS AFTER AGREEMENT DATE]

                                    EXHIBIT L
                               CONDITION OF TITLE
                                   AT CLOSING

TST and Symantec agree that the condition of title described below with respect to each Property shall be acceptable at Closing.

The issuance by the Title Insurer in favor of TST and Symantec (as applicable) of an Owner's Policy of Title Insurance Form B, 1970 for each Property in the amounts and subject to the conditions with respect to each Property set forth below.

CCC5 IN THE AMOUNT OF _________________

In the form of the Pro Forma Policy attached hereto for Policy/File No. __________________.

CCC2 IN THE AMOUNT OF _________________

In the form of the Pro Forma Policy attached hereto for Policy/File No. ___________________.

WHQ IN THE AMOUNT OF $17,500,000

In the form of the Pro Forma Policy attached hereto for Policy/File No. ***TitleNumberProperty3***.

                                    EXHIBIT M
                      BUILDING CCC5 PRELIMINARY ACCEPTANCE

                       EXHIBIT A TO: SYMANTEC CORPORATION


FROM:  TST
DATE:
     ------------------
This Building CCC5 Preliminary Acceptance is given pursuant to Section 5.3.2.1.1 of that certain Agreement for Purchase and Sale and Escrow Instructions dated ________ by and between Symantec Corporation and TST (the "Agreement").

Following notice from Symantec that Substantial Completion of Building CCC5 has occurred, TST has (i) reviewed the Certificate of Substantial Completion including the Punchlist attached thereto, if any and (ii) had the opportunity to walk through and otherwise investigate the condition of Building CCC5 utilizing such personnel and consultants as TST has deemed appropriate.

Based upon such review and investigation, TST hereby acknowledges TST's acceptance of Building CCC5 subject to Final Completion pursuant to the Agreement and the fulfillment of the following Additional Completion Requirements (if none, state "None"):




TST DEVELOPMENT, L.L.C., a Delaware limited liability company

By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------

                                    EXHIBIT N

CERTIFICATE OF                               OWNER           __
SUBSTANTIAL COMPLETION                       ARCHITECT       __
                                             CONTRACTOR      __
AIA DOCUMENT G704 (Modified)                 FIELD           __
(Instructions on reverse side)               OTHER           __
-------------------------------------------------------------------------------
PROJECT.                                     PROJECT NO.:

(Name and address)
                                             CONTRACT FOR:
                                             CONTRACT DATE:

TO OWNER:                                    TO CONTRACTOR:
(Name and address)                           (Name and address)

DATE OF ISSUANCE:
PROJECT OR DESIGNATED PORTION SHALL INCLUDE:

The Work performed under this Contract has been reviewed and found, to the Architect's best knowledge, information and belief, to be substantially complete. Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so the Owner can occupy or utilize the Work for its intended use. The date of Substantial Completion of the Project or portion thereof designated above is hereby established as which is also the date of commencement of applicable warranties required by the Contract Documents, except as stated below:

A list of items to be completed or corrected is attached hereto. The failure to include any items on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents.

ARCHITECT                                      BY
                                               DATE

The Contractor will complete or correct the Work on the list of items attached
hereto within     days from the above date of Substantial Completion.

CONTRACTOR                                     BY
                                               DATE

The responsibilities of the ________ and the Contractor for security, maintenance, heat, utilities, damage to the Work and insurance shall be as follows: (Note-Owner's and Contractor's legal and insurance counsel should determine and review, insurance requirements and coverage.)

CAUTION: YOU SHOULD USE AN ORIGINAL AIA DOCUMENT WHICH HAS THIS CAUTION PRINTED IN RED. AN ORIGINAL ASSURES THAT CHANGES WILL NOT BE OBSCURED AS MAY OCCUR WHEN DOCUMENTS ARE REPRODUCED.

     AIA DOCUMENT G704 * CERTIFICATE OF SUBSTANTIAL COMPLETION - 1992 EDITION - AIA9 - @1992 0 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, NW, WASHINGTON, D.C. 20006-529

                                    EXHIBIT O
                         BUILDING CCC5 GENERAL CONTRACT



Original contract dated May 5, 1997 by and between Symantec Corporation as "Owner" and Webcor Builders as "Contractor" delivered to TST with June 19, 1998 Transmittal as identified on Exhibit G;

Change Order #1 dated 7/22/97 delivered to TST with June 19, 1998 Transmittal as identified on Exhibit G.

                                   EXHIBIT P-1
                              SYMANTEC CORPORATION
                               10201 TORRE AVENUE
                               CUPERTINO, CA 95014

                              ___________, 199____

Webcor Builders
2755 Campus Drive, Suite 175
San Mateo, CA  94403
Attention:     Andrew Ball

        Re: Agreement Between Owner and Contractor, dated May 5, 1997, respecting Cupertino City Center V (the "Construction Contract")

Dear Mr. Ball:

               Symantec Corporation has agreed to sell and convey its interest in Cupertino City Center V to TST __________________, L.L.C. ("TST"), and is required to assign its warranties under the Construction Contract. Therefore, we ask that you sign below to memorialize your agreement with the following terms of the assignment of the Construction Contract.

               1. Webcor Builders, under the Construction Contract, shall warrant and correct all identified construction defects for a period of eighteen (18) months following the date of Substantial Completion in accordance with Section 3.5 of the Construction Contract;

               2. Webcor Builders hereby consents to Symantec Corporation's assignment of its interest under the Construction Contract, as well as in and to the warranty set forth in Paragraph 1 above, to TST at the close of escrow;



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               Please call if you have any questions.




                                                   Very truly yours,

                                                   SYMANTEC CORPORATION


                                                   By:
                                                      --------------------------
                                                   Its:
                                                       -------------------------

Agreed to this ____ day of __________, 199___:

WEBCOR BUILDERS


By:
   -------------------------------------------
Its:
    ------------------------------------------



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                                   EXHIBIT P-2
                 CONSENT TO ASSIGNMENT OF ARCHITECT'S AGREEMENT

                             CUPERTINO CITY CENTER V



               This Consent to Assignment of Architect's Agreement is in reference to that certain Agreement Between Owner and Architect, dated June 1, 1996 (the "Architect's Agreement"), by and between Symantec, a Delaware corporation ("Owner") and Hellmuth, Obata & Kassabaum, Inc., a California corporation ("Architect").

               Architect hereby consents to the assignment by Owner of its right, title and interest in and to the Architect's Agreement to TST ___________________, L.L.C. at the close of escrow of the purchase and sale of Cupertino City Center V; it being understood, however, that in no event shall TST _______________, L.L.C. be deemed to have assumed Owner's duties, obligations and liabilities as set forth in the Architect's Agreement.

Agreed to this _____ day of ____________, 1998.


                                HELLMUTH, OBATA & KASSABAUM,
                                INC., a California corporation



                                By:
                                   -----------------------------------
                                Its:
                                    ----------------------------------


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                                    EXHIBIT Q
                   FORM OF APPLE COMPUTER ESTOPPEL CERTIFICATE
                    [TO BE AGREED DURING FEASIBILITY PERIOD]



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                                    EXHIBIT R
                   FORM OF BILL OF SALE AND GENERAL ASSIGNMENT
                             [ONE FOR EACH PROPERTY]


       Concurrently with the execution and delivery hereof, _______________, a _______________ ("Assignor"), is conveying to ____________________________, a
___________________ ("Assignee"), by Grant Deed, that certain tract of land together with the improvements thereon (the "Property") lying and being situated in the City of Cupertino, California and being more particularly described in Exhibit A, attached hereto and made a part hereof. Such conveyance is made pursuant to that certain Agreement for Exchange and Purchase and Escrow Instructions dated ____________ by and between Symantec Corporation as "Symantec" and TST Development, L.L.C. as "TST" (the "Agreement").

       It is the desire of Assignor to hereby assign, transfer, set over and deliver to Assignee all furnishings, fixtures, fittings, appliances, apparatus, equipment, machinery and other items of personal property, if any, affixed or attached to, or placed or situated upon, the Property, except those not owned by Assignor and any and all other incidental rights and appurtenances relating thereto, all as more fully described below (such properties being collectively called the "Assigned Properties").

NOW, THEREFORE, in consideration of the receipt of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed by Assignor, Assignor does hereby ASSIGN, TRANSFER, SET OVER to Assignee, its successors and assigns, all of the Assigned Properties, without warranty (whether statutory, express or implied, except as set forth in Seller's representations and warranties in the Agreement), including, without limitation the following:

       1. All furnishings, fittings, equipment, appliances, apparatus, machinery fixtures and all other personal property of every kind and character owned by Assignor and affixed or attached to, or placed or situated upon the Property;

       2. To the extent assignable, all of Assignor's interest in and to all use, occupancy, building and operating permits, licenses and approvals, if any, issued from time to time with respect to the Property or the Assigned Properties;

       3. All of Assignor's interest in and to all maintenance, service and supply contracts, if any, that Assignee has specifically elected to assume, relating to the Property or the Assigned Properties (to the full extent same are assignable);

       4. All of Assignor's interest in and to all existing and assignable guaranties and warranties (express or implied), if any, related in any way to the Property, to the extent assignable, or in connection with the construction, alteration and repair of the Property and/or the purchase, installation or the repair of the Assigned Properties;


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       5. All rights which Assignor may have to use any names commonly used in connection with the Property, if any; and

       6. All rights, which Assignor may have, if any, in and to any tenant data, telephone numbers and listings, all master keys and keys to common areas, all good will, if any, and any and all other rights, privileges and appurtenances owned by Assignor and related to or used in connection with the existing business operation of the Property.

       EXCEPT AS SPECIFICALLY SET FORTH IN SELLER'S REPRESENTATIONS AND WARRANTIES IN THE AGREEMENT, ASSIGNOR MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE PHYSICAL CONDITION OF THE PROPERTY OR THE ASSIGNED PROPERTIES OR THE SUITABILITY THEREOF FOR ANY PURPOSE THAT ASSIGNEE MAY DESIRE TO USE IT. ASSIGNOR HEREBY EXPRESSLY DISCLAIMS ANY WARRANTIES AS TO MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER WARRANTIES OR REPRESENTATIONS AS TO THE PHYSICAL CONDITION OF THE ASSIGNED PROPERTIES. ASSIGNEE ACKNOWLEDGES AND AGREES THAT IT HAS INSPECTED THE ASSIGNED PROPERTIES AND ACCEPTS SAME IN THEIR PRESENT CONDITION, "AS IS" AND "WITH ALL FAULTS."

       Assignor on behalf of itself and its successors and assigns does hereby agree to indemnify and hold Assignee, its successors and assigns, harmless from all obligations accruing under the maintenance, service and supply contract assigned hereby and any liabilities arising thereunder, prior to the date hereof but not thereafter.

       Assignee on behalf of itself, its successors and assigns, hereby agrees to assume and perform all obligations accruing under those maintenance, service and supply contracts that Assignee has specifically elected to assume from and after the date hereof, and Assignee on behalf of itself, its successors and assigns does hereby agree to indemnify and hold Assignor, its successors and assigns, harmless from all such obligations and any liabilities arising thereunder from and after the date hereof.

       If either party hereto fails to perform any of its obligations under this Bill of Sale and General Assignment or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Bill of Sale and General Assignment, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Bill of Sale and General Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Bill of Sale and General Assignment and to survive and not be merged into any such judgment.



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       This document may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which shall constitute one instrument, and shall be binding and effective when all parties hereto have executed at least one counterpart.

        IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed as of _______________.


"ASSIGNOR"
                     a
-------------------,   ----------------
By:
   ------------------------------------

---------------------------------------

By:
   ------------------------------------

---------------------------------------


"ASSIGNEE"

-------------------, ------------------

By:
   ------------------------------------

---------------------------------------
Its
   ------------------------------------


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